Exhibit 10.30 CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED LOAN AND SECURITY AGREEMENT THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) is dated as of the Effective Date between SILICON VALLEY BANK, a California corporation (“Bank”), and Borrower listed on Schedule I hereto. The parties agree as follows: 1 LOAN AND TERMS OF PAYMENT 1.1 Revolving Line. (a) Availability. Subject to the terms and conditions of this Agreement, Bank shall make Advances not exceeding the Availability Amount. Amounts borrowed under the Revolving Line may be prepaid or repaid as set forth on Schedule I hereto. (b) Termination; Repayment. The Revolving Line terminates on the Revolving Line Maturity Date, when the outstanding principal amount of all Advances, the accrued and unpaid interest thereon, and all other outstanding Obligations relating to the Revolving Line shall be immediately due and payable. 1.2 Letters of Credit Sublimit. (a) As part of the Revolving Line, Bank shall issue or have issued Letters of Credit denominated in Dollars or a Foreign Currency for Borrower’s account. The aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed the Revolving Line, minus all outstanding principal amounts of any Advances. Any amounts needed to fully reimburse Bank for any amounts not paid by Borrower in connection with Letters of Credit will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances. (b) If, on the Revolving Line Maturity Date (or the effective date of any termination of this Agreement), there are any outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to at least (i) 105.0% of the face amount of all such Letters of Credit denominated in Dollars and (ii) 115.0% of the Dollar Equivalent of the face amount of all such Letters of Credit denominated in a Foreign Currency, plus, in each case, all interest, fees, and costs due or estimated by Bank to become due in connection therewith, to secure all of the Obligations relating to such Letters of Credit. (c) All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s standard Application and Letter of Credit Agreement (the “Letter of Credit Application”). Borrower shall execute any further documentation in connection with the Letters of Credit as Bank may reasonably request. Borrower shall be bound by the regulations and interpretations of the issuer of any Letters of Credit guaranteed by Bank and issued for Borrower’s account or by Bank’s interpretations of any Letter of Credit issued by Bank for Borrower’s account. Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto. (d) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, such Letters of Credit, and the Letter of Credit Application. (e) Borrower may request that Bank issue a Letter of Credit payable in a Foreign Currency. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the Dollar Equivalent of the amount thereof (plus fees and charges in connection therewith such as wire, cable, SWIFT or similar charges).

2 (f) To guard against fluctuations in currency exchange rates, upon the issuance of any Letter of Credit payable in a Foreign Currency, Bank shall create a reserve (the “Letter of Credit Reserve”) under the Revolving Line in an amount equal to a percentage (which percentage shall be determined by Bank in its sole and reasonable discretion) of the Dollar Equivalent of the face amount of such Letter of Credit. The amount of the Letter of Credit Reserve may be adjusted by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Revolving Line shall be reduced by the amount of such Letter of Credit Reserve for as long as such Letter of Credit remains outstanding. 1.3 Overadvances. If, at any time, the sum of (a) the aggregate outstanding principal amount of any Advances, plus (b) the aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve exceeds the Revolving Line, Borrower shall immediately pay to Bank in cash the amount of such excess (such excess, the “Overadvance”). Without limiting Borrower’s obligation to repay Bank any Overadvance, Borrower shall pay Bank interest on the outstanding amount of any Overadvance, on demand, at a rate per annum equal to the rate that is otherwise applicable to Advances plus five percent (5.0%). 1.4 Payment of Interest on the Credit Extensions. (a) Interest Payments. (i) Advances. Interest on the principal amount of each Advance is payable as set forth on Schedule I hereto. (b) Interest Rate. (i) Advances. Subject to Section 1.4(c), the outstanding principal amount of any Advance shall accrue interest as set forth on Schedule I hereto. (ii) All-In Rate. Notwithstanding any terms in this Agreement to the contrary, if at any time the interest rate applicable to any Obligations is less than zero percent (0.0%), such interest rate shall be deemed to be zero percent (0.0%) for all purposes of this Agreement. (c) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, the outstanding Obligations shall bear interest at a rate per annum which is three percent (3.0%) above the rate that is otherwise applicable thereto (the “Default Rate”) or such lesser rate as Bank shall impose in its sole discretion. Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 1.4(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank. (d) Adjustment to Interest Rate. Each change in the interest rate applicable to any amounts payable under the Loan Documents based on changes to the Adjusted Term SOFR, Term SOFR or the Prime Rate, as applicable, shall be effective on the effective date of any change to Adjusted Term SOFR, Term SOFR or the Prime Rate, as applicable and to the extent of such change. (e) Interest Computation. Interest shall be computed as set forth on Schedule I hereto. In computing interest, the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.

3 1.5 Fees. Borrower shall pay to Bank: (a) Revolving Line Commitment Fee. A fully earned, non-refundable commitment fee as set forth on Schedule I hereto; (b) Letter of Credit Fees. Bank’s customary fees and expenses for the issuance or renewal of Letters of Credit, including, without limitation, a Letter of Credit Fee and a Letter of Credit Fronting Fee with respect to each Letter of Credit payable upon the issuance, each anniversary of such issuance and any renewal thereof, which shall be fully earned and non-refundable as of such date; (c) Unused Revolving Line Facility Fee. Payable quarterly in arrears on the last calendar day of each calendar quarter occurring prior to the Revolving Line Maturity Date, and on the Revolving Line Maturity Date, a fee (the “Unused Revolving Line Facility Fee”) in an amount equal to one-fourth of one percent (0.25%) per annum of the average unused portion of the Revolving Line, as determined by Bank, computed on the basis of a year with the applicable number of days as set forth in Section 1.4(e), which shall be fully earned and non-refundable as of such date. The unused portion of the Revolving Line, for purposes of this calculation, shall be calculated on a quarterly basis and shall equal the difference between (i) the Revolving Line, and (ii) the average for the period of the daily closing balance of the Revolving Line outstanding plus the aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve); and (d) Bank Expenses. All Bank Expenses incurred through and after the Effective Date, when due (or, if no stated due date, upon demand by Bank). Unless otherwise provided in this Agreement or in a separate writing by Bank, Borrower shall not be entitled to any credit, rebate, or repayment of any fees earned by Bank pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder. Bank may deduct amounts owing by Borrower under the clauses of this Section 1.5 pursuant to the terms of Section 1.6(c). Bank shall provide Borrower written notice of deductions made pursuant to the terms of the clauses of this Section 1.5. 1.6 Payments; Application of Payments; Debit of Accounts. (a) All payments (including prepayments) to be made by Borrower under any Loan Document shall be made in immediately available funds in Dollars, without setoff, counterclaim, or deduction, before 12:00 p.m. Pacific time on the date when due. Payments of principal and/or interest received after 12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid. (b) Bank has the exclusive right to determine the order and manner in which all payments with respect to the Obligations may be applied. Borrower shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Borrower to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this Agreement. (c) Bank may debit any of Borrower’s deposit accounts maintained with Bank, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Bank when due under the Loan Documents. These debits shall not constitute a set-off. 1.7 Change in Circumstances. (a) Increased Costs. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, Bank, (ii) subject Bank to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded

4 Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitment, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or (iii) impose on Bank any other condition, cost or expense (other than Taxes) affecting this Agreement or Credit Extensions made by Bank, and the result of any of the foregoing shall be to increase the cost to Bank of making, converting to, continuing or maintaining any Credit Extension (or of maintaining its obligation to make any such Credit Extension), or to reduce the amount of any sum received or receivable by Bank hereunder (whether of principal, interest or any other amount) then, upon written request of Bank, Borrower shall promptly pay to Bank such additional amount or amounts as will compensate Bank for such additional costs incurred or reduction suffered. (b) Capital Requirements. If Bank determines that any Change in Law affecting Bank regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on Bank’s capital as a consequence of this Agreement, the Revolving Line, any term loan facility, or the Credit Extensions made by Bank to a level below that which Bank could have achieved but for such Change in Law (taking into consideration Bank’s policies with respect to capital adequacy and liquidity), then from time to time upon written request of Bank, Borrower shall promptly pay to Bank such additional amount or amounts as will compensate Bank for any such reduction suffered. (c) Delay in Requests. Failure or delay on the part of Bank to demand compensation pursuant to this Section 1.11 shall not constitute a waiver of Bank’s right to demand such compensation; provided that Borrower shall not be required to compensate Bank pursuant to subsection (a) for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that Bank notifies Borrower of the Change in Law giving rise to such increased costs or reductions (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period shall be extended to include the period of retroactive effect). 1.8 Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of Borrower) requires the deduction or withholding of any Tax from any such payment by Borrower, then (i) Borrower shall be entitled to make such deduction or withholding, (ii) Borrower shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and (iii) if such Tax is an Indemnified Tax, the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 1.8) Bank receives an amount equal to the sum it would have received had no such deduction or withholding been made. (b) Payment of Other Taxes by Borrower. Without limiting the provisions of subsection (a) above, Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law. (c) Tax Indemnification. Without limiting the provisions of subsections (a) and (b) above, Borrower shall, and does hereby, indemnify Bank, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 1.8) payable or paid by Bank or required to be withheld or deducted from a payment to Bank and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Bank shall be conclusive absent manifest error. (d) Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 1.8, Borrower shall deliver to Bank a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Bank. (e) Status of Bank. If Bank (including any assignee or successor) is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document, it shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed

5 documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Bank, if reasonably requested by Borrower, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower as will enable Borrower to determine whether or not Bank is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, Bank shall deliver whichever of IRS Form W-9, IRS Form W-8BEN-E, IRS Form W-8ECI or W-8IMY is applicable, as well as any applicable supporting documentation or certifications. 1.9 Procedures for Borrowing. (a) Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance (other than under Sections 1.2), Borrower shall notify Bank (which notice shall be irrevocable). Bank may rely on any telephone notice given by a person whom Bank believes is an Authorized Signer. Borrower will indemnify Bank for any loss Bank suffers due to such belief or reliance. Together with any such electronic notification, Borrower shall deliver to Bank by electronic mail a completed Notice of Borrowing executed by an Authorized Signer or his or her designee. Bank shall have received satisfactory evidence that the Board has approved that such Authorized Signer may provide such notices and request Advances (which requirement may be deemed satisfied by the prior delivery of Borrowing Resolutions or a secretary’s certificate that certifies as to such Board approval). Such Notice of Borrowing must be received by Bank prior to 12:00 p.m. Pacific time, at least three (3) U.S. Government Securities Business Days prior to the requested Funding Date, specifying: (i) the amount of the Advance; (ii) the requested Funding Date; and (iii) the duration of the Interest Period applicable to any such Term SOFR Advances included in such notice. If no Interest Period is specified with respect to any requested Term SOFR Advance, Borrower shall be deemed to have selected an Interest Period of one month’s duration. (b) Bank shall credit proceeds of a Credit Extension to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from an Authorized Signer or without instructions if such Advances are necessary to meet Obligations which have become due. 1.10 Rates. Bank does not warrant or accept responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Prime Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto, including whether the composition or characteristics of any such alternative, successor or replacement rate will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Prime Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, or any other benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. Bank and its affiliates or other related entities may engage in transactions that affect the calculation of the Prime Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate or any relevant adjustments thereto, in each case, in a manner adverse to Borrower. Bank may select information sources or services in its reasonable discretion to ascertain the Prime Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other benchmark, in each case, pursuant to the terms of this Agreement, and shall have no liability to Borrower or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. 1.11 Conforming Changes. In connection with the use or administration of any benchmark rate, Bank will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to any Loan Document. Bank will promptly notify Borrower of the effectiveness of any Conforming Changes in connection with the use or administration of such benchmark rate.

6 2 CONDITIONS OF CREDIT EXTENSIONS 2.1 Conditions Precedent to Initial Credit Extension. Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation: (a) duly executed Loan Documents; (b) Sonder USA Inc. shall have opened a Blocked Cash Collateral Account; (c) duly executed Control Agreements with Citibank; (d) the Operating Documents of Borrower and long-form good standing certificates of Borrower certified by the Secretary of State of the State of Delaware and the Secretary of State (or equivalent agency) of each of California, Colorado, Louisiana New York and Pennsylvania, to the extent such Borrower is qualified in such jurisdictions, in each case as of a date no earlier than 30 days prior to the Effective Date; (e) certificate duly executed by a Responsible Officer or secretary of Borrower with respect to Borrower’s (i) Operating Documents and (ii) Borrowing Resolutions; (f) duly executed subordination agreement by the Notes Collateral Agent in favor of Bank, together with copies of the underlying documents evidencing Borrower’s Indebtedness under the Notes Documents; (g) duly executed collateral release letter from HSBC Bank USA, N.A.; (h) evidence that (i) the Liens (other than Liens on the Permitted HSBC Cash Collateral Accounts) securing Indebtedness owed by Borrower to HSBC Bank USA, N.A. will be terminated and (ii) the documents and/or filings evidencing the perfection of such Liens, including without limitation any financing statements and/or control agreements, have or will, concurrently with the initial Credit Extension, be terminated; (i) certified copies, dated as of a recent date, of searches for financing statement filed in the central filing office of the State of Delaware, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released; (j) duly executed Perfection Certificate of Borrower; (k) evidence satisfactory to Bank that the insurance policies and endorsements required by Section 5.8 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and additional insured clauses or endorsements in favor of Bank; (l) duly executed Cash Pledge Agreement; and (m) payment of the fees and Bank Expenses then due as specified in Section 1.5 hereof. 2.2 Conditions Precedent to all Credit Extensions. Bank’s obligation to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent: (a) receipt of Borrower’s Credit Extension request and the related materials and documents as required by and in accordance with Section 1.9; (b) the representations and warranties in this Agreement shall be true and correct in all material respects as of the date of any Credit Extension request and as of the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are

7 qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date, and no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date; and (c) a Material Adverse Change shall not have occurred and be continuing. 2.3 Covenant to Deliver. Borrower shall deliver to Bank each item required to be delivered to Bank under this Agreement as a condition precedent to any Credit Extension. A Credit Extension made prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Bank’s sole discretion. 2.4 Conversion and Continuation Elections; Limitations on SOFR Tranches. (a) Borrower may elect from time to time to continue any SOFR Advance by giving Bank prior notice of such election in a Notice of Continuation, in accordance with the applicable provisions of the term “Interest Period”, of the length of the next Interest Period to be applicable to such SOFR Advance; provided that no SOFR Advance may be continued as such when any Event of Default has occurred and is continuing; provided further that (x) if Borrower shall fail to give any required notice as described above in this paragraph, upon the expiration of the then current Interest Period, such Term SOFR Advances shall be automatically continued as Term SOFR Advances bearing interest at a rate based upon the Adjusted Term SOFR and with an Interest Period of the same length as then expiring Interest Period or (y) if such continuation is not permitted pursuant to the preceding proviso, such Term SOFR Advances shall be automatically converted to Prime Rate Advances on the last day of such then expiring Interest Period. (b) Notwithstanding anything to the contrary in any Loan Document, all borrowings, conversions and continuations of SOFR Advances and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (i) after giving effect thereto, the aggregate principal amount of the SOFR Advances comprising each SOFR Tranche shall be equal to $1,000,000 or a whole multiple of $100,000 in excess thereof (or such lesser amount as shall represent all of the SOFR Advances then outstanding), and (ii) no more than seven SOFR Tranches shall be outstanding at any one time. (c) After the occurrence and during the continuance of an Event of Default, (i) Borrower may not elect to have an Advance be made or continued as a SOFR Advance, after the expiration of any Interest Period then in effect for such Advance, as applicable. (d) Subject to the prior satisfaction of all other applicable conditions to the conversion or continuation of an Advance, set forth in this Agreement, a Notice of Continuation of a SOFR Advance that requests a continuation of a SOFR Advance must specify: (i) the amount of the Advance to be converted or continued; (ii) the requested continuation date; (iii) the nature of the proposed continuation; (iv) the duration of the Interest Period applicable for such Advance; and (v) any other information requested on the form of Notice of Continuation. If no Interest Period is specified in such Notice of Continuation, an Interest Period of one month’s duration shall be deemed to have been selected. 2.5 Special Provisions Governing SOFR Advances. Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to SOFR Advances as to the matters covered herein: (a) Inability to Determine Interest Rates. Subject to Section 2.5(b), as of any date,

8 (i) if Bank determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof; or (ii) Bank determines that for any reason in connection with any request for a SOFR Advance or a conversion thereto or a continuation thereof that “Adjusted Term SOFR” for any requested Interest Period with respect to a proposed Term SOFR Advance does not adequately and fairly reflect the cost to Bank of making and maintaining such Advance; Bank will promptly so notify Borrower. Upon notice thereof by Bank to Borrower, any obligation of Bank to make and any right of Borrower to continue SOFR Advances shall be suspended (to the extent of the affected Interest Periods) until Bank revokes such notice. Upon receipt of such notice, (x) Borrower may revoke any pending request for a borrowing of or continuation of SOFR Advances (to the extent of the affected Interest Periods) or, failing that, Borrower will be deemed to have converted any such request into a request for an Advance, as applicable, of or conversion to Prime Rate Advances in the amount specified therein and (y) any outstanding affected SOFR Advances will be deemed to have been converted into Prime Rate Advances at the end of the applicable Interest Period. Upon any such conversion, Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.5(c). (b) Benchmark Replacement Setting. If at any time Bank determines (which determination shall be conclusive absent manifest error) that (A) the circumstances set forth in Section 2.5(a) have arisen and such circumstances are unlikely to be temporary; or (B) the circumstances set forth in Section 2.5(a) have not arisen but the supervisor for the Term SOFR Administrator or a Governmental Authority having jurisdiction over Bank has made a public statement announcing that such administrator has ceased or will cease to provide SOFR, permanently or indefinitely, or that SOFR is no longer representative, then Bank shall determine an alternate rate of interest to SOFR and a spread adjustment mechanism that gives due consideration to (1) any selection or recommendation of a replacement rate or the mechanism for determining such a rate or spread adjustment mechanism by the Federal Reserve Board of Governors and/or a committee officially endorsed or convened by the Federal Reserve Board of Governors, or any successor thereto and/or (2) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to SOFR for similarly situated loans in the United States at such time, and Bank shall amend this Agreement to reflect such alternate rate of interest, such spread adjustment, and such other related changes to this Agreement as may be applicable; provided that if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Bank shall provide Borrower with notice of such amendment. Notwithstanding anything to the contrary in Section 11.6 (Amendments in Writing; Waiver; Integration), such amendment shall become effective at 5:00 p.m. Pacific time on the tenth (10th) Business Day after Bank has provided such amendment to Borrower without any further action or consent of Borrower, so long as Bank has not received, by such time, written notice of objection to such amendment from Borrower. In the event that Borrower objects to such amendment, Bank and Borrower shall endeavor to agree on an alternate rate of interest that is mutually acceptable. Until an alternate rate of interest shall be determined in accordance with this Section 2.5(b) (but in the case of the circumstances described in clause (B) of the first sentence of this Section 2.5(b), only to the extent that SOFR is not available or published at such time on a current basis), (x) any SOFR Advances requested to be made shall be made as Prime Rate Advances, and (y) any outstanding SOFR Advances shall be converted to Prime Rate Advances on the date determined by Bank as notified by Bank to Borrower. (c) Indemnity. In the event of, (i) the payment of any principal of any SOFR Advance other than the last day of the Interest Period applicable thereto or Payment Date therefor, as applicable (in each case, including as a result of an Event of Default), (ii) the conversion of any SOFR Advance other than the last day of the Interest Period applicable thereto (including as a result of an Event of Default) or (iii) the failure to borrow, convert, continue or prepay any SOFR Advance on the date specified in any notice delivered pursuant hereto, then, in any such event, Borrower shall compensate Bank for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable. A certificate of Bank setting forth any amount or amounts that Bank is entitled to receive pursuant to this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay Bank the amount shown as due on any such certificate within ten (10) days after receipt thereof. 2.6 Illegality. If Bank determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for Bank or its applicable lending office to make, maintain

9 or fund Advances, whose interest is determined by reference to SOFR, the Adjusted Term SOFR, Term SOFR or the Term SOFR Reference Rate, or to determine or charge interest rates based upon SOFR, the Adjusted Term SOFR or the Term SOFR Reference Rate, then, upon notice thereof by Bank to Borrower (an “Illegality Notice”), any obligation of Bank to make, and the right of Borrower to continue SOFR Advances, shall be suspended until Bank notifies Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, Borrower shall, if necessary to avoid such illegality, upon demand from Bank, prepay or, if applicable, convert all SOFR Advances to Prime Rate Advances on the last day of the Interest Period or related Payment Date therefor, as applicable, if Bank may lawfully continue to maintain such SOFR Advances to such day, or immediately, if Bank may not lawfully continue to maintain such SOFR Advances to such day. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.5(c). 3 CREATION OF SECURITY INTEREST 3.1 Grant of Security Interest. (a) Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. (b) Borrower acknowledges that it previously has entered, or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject to Permitted Liens). 3.2 Authorization to File Financing Statements. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all jurisdictions deemed necessary or appropriate by Bank to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect. 3.3 Termination. If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at Borrower’s sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to Borrower. In the event (a) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (b) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its sole discretion for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to at least (x) 105.0% of the face amount of all such Letters of Credit denominated in Dollars and (y) 115.0% of the Dollar Equivalent of the face amount of all such Letters of Credit denominated in a Foreign Currency, plus, in each case, all interest, fees, and costs due or estimated by Bank to become due in connection therewith, to secure all of the Obligations relating to such Letters of Credit. 4 REPRESENTATIONS AND WARRANTIES Borrower represents and warrants as follows: 4.1 Due Organization, Authorization; Power and Authority. (a) Borrower and each of its Subsidiaries are each duly existing and in good standing as a Registered Organization in their respective jurisdiction of formation and are qualified and licensed to do business and is in good standing (to the extent applicable) in any jurisdiction in which the conduct of their respective business or

10 their ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business or operations. (b) All information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is true and correct all material respects (and in all respects as of the Effective Date) (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement and the Perfection Certificate shall be deemed to be updated to the extent such notice is provided to Bank of such permitted update). (c) The execution, delivery and performance by Borrower and each of its Subsidiaries of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s or any such Subsidiary’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Applicable Law, (iii) contravene, conflict with or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets are bound, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect and filings necessary to perfect Liens granted under the loan documents), or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which Borrower or any of its Subsidiaries is bound. Neither Borrower nor any of its Subsidiaries are in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s or any of its Subsidiary’s business or operations. 4.2 Collateral. (a) The security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject to Permitted Liens). Borrower has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. (b) Borrower has no Collateral Accounts at or with any bank or financial institution other than Bank or Bank’s Affiliates except for the Collateral Accounts described in the Perfection Certificate delivered to Bank in connection herewith and which Borrower has taken such actions as are necessary to give Bank a perfected security interest therein, to the extent required by the terms of Section 5.9(c) or as otherwise permitted by Section 5.9. To Borrower’s knowledge, the Accounts are bona fide, existing obligations of the Account Debtors. (c) The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate or as permitted pursuant to Section 6.2. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 6.2. (d) All Inventory is in all material respects of good and marketable quality, free from material defects. (e) Borrower owns, or possesses the right to use to the extent necessary in its business, all Intellectual Property, licenses and other intangible assets that are used in the conduct of its business as now operated, except to the extent that such failure to own or possess the right to use such asset would not reasonably be expected to have a material adverse effect on Borrower’s business or operations, and no such asset, to the best knowledge of Borrower, infringes upon the valid Intellectual Property, license, or intangible asset of any other Person to the extent that such infringement could reasonably be expected to have a material adverse effect on Borrower’s business or operations. (f) Except as noted on the Perfection Certificate or for which notice has been given to Bank pursuant to and in accordance with Section 5.9(b), Borrower is not a party to, nor is it bound by, any Restricted License.

11 4.3 Litigation. Other than as set forth in the Perfection Certificate or as disclosed to Bank pursuant to Section 5.3(i), there are no actions, investigations or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against Borrower or any of its Subsidiaries, that could reasonably be expected to result in damages or costs to Borrower or its Subsidiaries of $2,500,000 or more. 4.4 Financial Statements; Financial Condition. All consolidated financial statements for Borrower and its Subsidiaries delivered to Bank by submission to the Financial Statement Repository or otherwise submitted to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations for the periods covered thereby, subject, in the case of unaudited financial statements, to normal year-end adjustments and the absence of footnote disclosures. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to the Financial Statement Repository or otherwise submitted to Bank. 4.5 Solvency. The fair salable value of Borrower’s and its Subsidiaries’ consolidated assets (including goodwill minus disposition costs), taken as a whole, exceeds the fair value of Borrower’s and its Subsidiaries’ liabilities, taken as a whole; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower and each of its Subsidiaries, taken as a whole, are able to pay their debts (including trade debts) as they mature. 4.6 Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower and each of its Subsidiaries (a) have complied in all material respects with all Applicable Law, and (b) have not violated any Applicable Law the violation of which could reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower and each of its Subsidiaries have duly complied with, and their respective facilities, business, assets, property, leaseholds, real property and Equipment are in compliance with, Environmental Laws, except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business or operations; there have been no outstanding citations, notices or orders of non-compliance issued to Borrower or any of its Subsidiaries or relating to their respective facilities, businesses, assets, property, leaseholds, real property or Equipment under such Environmental Laws, except that could not reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted, except where the failure to obtain or make or file the same would not reasonably be expected to have a material adverse effect on Borrower’s business or operations. 4.7 Subsidiaries; Investments. Borrower does not own any stock, partnership, or other ownership interest or other equity securities except for Permitted Investments. 4.8 Tax Returns and Payments; Pension Contributions. (a) Borrower and each of its Subsidiaries have timely filed, or submitted extensions for, all required federal and state and other material foreign tax returns and reports (excluding any such tax returns and reports relating to occupancy taxes or other pass-through taxes), and Borrower and each of its Subsidiaries have timely paid all federal, state and other material foreign and local taxes, assessments, deposits and contributions (excluding any such taxes, assessments, deposits and contributions relating to occupancy taxes or other pass-through taxes) owed by Borrower and each of its Subsidiaries except (a) to the extent such taxes, assessments, deposits and contributions are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed $500,000.00. Borrower is unaware of any claims or adjustments proposed for any of Borrower’s or any of its Subsidiary’s prior tax years which could result in additional taxes (excluding any occupancy or other pass-through taxes) becoming due and payable by Borrower or any of its Subsidiaries in excess of $500,000.00 in the aggregate. (b) Borrower and each of its Subsidiaries have paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and neither Borrower nor any

12 of its Subsidiaries has withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority. 4.9 Full Disclosure. No written representation, warranty or other statement of Borrower or any of its Subsidiaries in any report, certificate or written statement submitted to the Financial Statement Repository or otherwise submitted to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such reports, certificates and written statements submitted to the Financial Statement Repository or otherwise submitted to Bank, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained in the reports, certificates or written statements not misleading in light of the circumstances under which they were made (it being recognized by Bank that the projections and forecasts provided by Borrower or any of its Subsidiaries in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results and such differences may be material). 4.10 Sanctions. Neither Borrower nor any of its Subsidiaries is: (a) in violation of any Sanctions; or (b) a Sanctioned Person. Neither Borrower nor any of its Subsidiaries, nor to the knowledge of Borrower, any of their respective directors, officers, employees, agents or Affiliates: (i) conducts any business or engages in any transaction or dealing with any Sanctioned Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person; (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any Sanctions; (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Sanctions; or (iv) otherwise engages in any transaction that could cause Bank to violate any Sanctions. 5 AFFIRMATIVE COVENANTS Borrower shall do all of the following: 5.1 Use of Proceeds. Cause the proceeds of the Credit Extensions to be used solely (a) as working capital, (b) to fund its general corporate purposes or (c) to support Letter of Credit needs, and not for personal, family, household or agricultural purposes. 5.2 Government Compliance. (a) Maintain its and all of its Subsidiaries’ (i) legal existence (except as permitted under Section 6.3 with respect to Subsidiaries only) (ii) good standing (to the extent applicable) in their respective jurisdictions of formation and (iii) qualification in each jurisdiction, in each case, in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, in all material respects, with all laws, ordinances and regulations to which it is subject. (b) Obtain all of the Governmental Approvals necessary for the performance by Borrower and each of its Subsidiaries of their obligations under the Loan Documents to which it is a party, including any grant of a security interest in the Collateral to Bank. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Bank. 5.3 Financial Statements, Reports. Deliver to Bank by submitting to the Financial Statement Repository: (a) [Reserved]; (b) Monthly Financial Statements. As soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet, income statement, and cash flow statement

13 covering Borrower’s consolidated operations for such month, presented on a rolling trailing twelve-month basis, broken out by month, and otherwise in a form reasonably acceptable to Bank. Calculations for the Minimum Adjusted EBITDA financial covenant set forth in Section 5.8 hereof shall be included as schedule to the monthly financial statements, reconciling back to financial statement line items. Borrower’s balance sheet shall include off-balance sheet liabilities in addition to the calculation of the Adjusted Quick Ratio covenant set forth in Section 5.8; (c) Compliance Statement. Within 30 days after the last day of each month and together with the statements set forth in Section 5.3(b), a duly completed Compliance Statement, confirming that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank may reasonably request; (d) Annual Operating Budget and Financial Projections. Within 60 days after the end of each fiscal year of Borrower, and contemporaneously with any updates or amendments thereto, (A) annual operating budgets (including consolidated income statements, balance sheets and cash flow statements, by month and fiscal quarter) for the upcoming fiscal year of Borrower, and (B) annual financial projections for the following fiscal year (on a quarterly basis), in each case as approved by the Board, together with any related business forecasts used in the preparation of such annual financial projections; (e) Annual Audited Financial Statements. As soon as available, and in any event within 120 days following the end of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from Deloitte LLP, or another independent certified public accounting firm reasonably acceptable to Bank; (f) SEC Filings. In the event that Borrower or any of its Subsidiaries becomes subject to the reporting requirements under the Exchange Act within five (5) days of filing, notification of the filing and copies of all periodic and other reports, proxy statements and other materials filed by Borrower and/or any of its Subsidiaries or any Guarantor with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to this Section 5.3 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower or any of its Subsidiaries posts such documents, or provides a link thereto, on Borrower’s or any of its Subsidiaries’ website on the internet at Borrower’s or any of its Subsidiaries’ website address; (g) Security Holder and Subordinated Debt Holder Reports. Within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt (solely in their capacities as security holders or holders of Subordinated Debt and not in any other role); (h) Beneficial Ownership Information. Prompt written notice of any changes to the beneficial ownership information set out in Section 14 of the Perfection Certificate. Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers; (i) Legal Action Notice. Prompt written notice of any legal actions, investigations or proceedings pending or threatened in writing against Borrower or any of its Subsidiaries that could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, $2,500,000.00 or more; (j) Tort Claim Notice. If Borrower shall acquire a commercial tort claim with a value in excess of $500,000.00, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank;

14 (k) Government Filings. Within five (5) days after the same are sent or received, copies of all material correspondence, reports, documents and other filings by Borrower or any of its Subsidiaries with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Applicable Law, which failure to be in compliance or so maintain could reasonably be expected to have a material adverse effect on any of the Governmental Approvals or otherwise on the business of Borrower or any of its Subsidiaries as a whole; (l) Registered Organization. If Borrower is not a Registered Organization as of the Effective Date but later becomes one, promptly notify Bank of such occurrence and provide Bank with Borrower’s organizational identification number; (m) Default. Prompt written notice of the occurrence of a Default or Event of Default; and (n) Other Information. Promptly, from time to time, such other information regarding Borrower or any of its Subsidiaries or compliance with the terms of any Loan Documents as reasonably requested by Bank. Any submission by Borrower of a Compliance Statement or any other financial statement submitted to the Financial Statement Repository pursuant to this Section 5.3 or otherwise submitted to Bank shall be deemed to be a representation by Borrower that (i) as of the date of such Compliance Statement or other financial statement, the information and calculations set forth therein are true and correct in all material respects, (ii) as of the end of the compliance period set forth in such submission, Borrower is in complete compliance with all required covenants except as noted in such Compliance Statement or other financial statement, as applicable, (iii) as of the date of such submission, no Events of Default have occurred and are continuing, (iv) all representations and warranties other than any representations or warranties that are made as of a specific date in Section 4 remain true and correct in all material respects as of the date of such submission except as noted in such Compliance Statement or other financial statement, as applicable, (v) as of the date of such submission, Borrower and each of its Subsidiaries has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 4.9, and (vi) as of the date of such submission, no Liens have been levied or claims made against Borrower relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. 5.4 Taxes; Pensions. (a) Timely file, and require each of its Subsidiaries to timely file (in each case, unless subject to a valid extension), all required tax returns and reports (excluding any such tax returns and reports relating to occupancy taxes or other pass-through taxes) and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions (excluding any such taxes, assessments, deposits and contributions relating to occupancy taxes or other pass-through taxes) owed by Borrower and each of its Subsidiaries in excess of $500,000.00 except for deferred payment of any taxes contested pursuant to the terms of Section 4.8(a) hereof, and Borrower shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay, and require each of its Subsidiaries to pay, all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms. (b) To the extent Borrower or any of its Subsidiaries defers payment of any contested taxes (excluding any occupancy taxes or other pass-through taxes), (i) notify Bank promptly in writing of the commencement of, and any material development in, the proceedings regarding such contested taxes with a value in excess of $500,000.00, and (ii) post bonds or take any other steps reasonably required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.” 5.5 Access to Collateral; Books and Records. At reasonable times, on three (3) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books. Such inspections and audits shall be conducted no more often than once every 12 months, unless an Event of Default has occurred and is continuing, in which case such inspections and audits shall occur as often as Bank shall determine is necessary. The foregoing inspections and audits shall be conducted at Borrower’s expense and the charge therefor shall be $1,000.00 per person

15 per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus out-of- pocket expenses. In the event Borrower and Bank schedule an audit more than eight (8) days in advance, and Borrower cancels or seeks to or reschedules the audit with less than eight (8) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall pay Bank a fee of $2,000.00 plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling. 5.6 Insurance. (a) Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s size and industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Borrower, and in amounts that are customary for companies in Borrower’s industry and location. (b) All property policies shall have a lender’s loss payable endorsement showing Bank as lender loss payee. All liability policies shall show, or have endorsements showing, Bank as an additional insured. Bank shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral. (c) Ensure that proceeds payable under any property policy are, at Bank’s option, payable to Bank on account of the Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy to the replacement or repair of destroyed or damaged property or the acquisition of property otherwise useful to Borrower’s business; provided that any such property shall in all cases be deemed Collateral in which Bank has been granted a perfected security interest to the extent the destroyed or damaged property constituted Collateral prior to such destruction or damage, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations. (d) At Bank’s request, Borrower shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section 5.6 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Bank, that it will give Bank 30 days prior written notice before any such policy or policies shall be canceled or altered in any material respect. If Borrower fails to obtain insurance as required under this Section 5.6 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 5.6, and take any action under the policies Bank deems prudent. 5.7 Accounts. (a) Within seven (7) days after the Effective Date, maintain account balances in Borrower’s, any of its Subsidiaries’, and any Guarantor’s operating accounts and depository accounts at or through Bank or Bank’s Affiliates representing at least 90% of the Dollar Equivalent value of Borrower’s and its Subsidiaries’ consolidated cash and Cash Equivalents, provided that the balance of a Blocked Cash Collateral Account shall not be included in the foregoing calculation. Notwithstanding the foregoing, Borrower may maintain (i) during the Transition Period, the Permitted HSBC Accounts, and (ii) the Permitted HSBC Cash Collateral Accounts. (b) In addition to the foregoing, Borrower, any Subsidiary of Borrower and any Guarantor, shall obtain any letter of credit exclusively from Bank or its Affiliates and partners, provided that Borrower shall be permitted to retain the Existing HSBC Letters of Credit. (c) In addition to and without limiting the restrictions in (a), Borrower shall provide Bank five (5) Business Days’ prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the

16 previous sentence shall not apply to (i) the Permitted HSBC Accounts during the Transition Period, (ii) the Permitted HSBC Cash Collateral Accounts, or (iii) deposit accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such. 5.8 Financial Covenants. Maintain as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries: (a) Adjusted Quick Ratio. An Adjusted Quick Ratio of at least 1.00 to 1.00, to be tested as of the last day of each calendar month. (b) Minimum Consolidated Adjusted EBITDA. Consolidated Adjusted EBITDA to be tested on a trailing 6-month basis as of the last day of each quarter of at least the applicable amount set forth below for the applicable testing period: Six Month Period Ending Minimum Consolidated Adjusted EBITDA December 31, 2022 ($90,000,000.00) March 31, 2023 ($100,000,000.00) June 30, 2023 ($80,000,000.00) September 30, 2023 ($60,000,000.00) December 31, 2023 ($45,000,000.00) March 31, 2024 ($45,000,000.00) June 30, 2024 ($40,000,000.00) September 30, 2024 ($4,000,000.00) December 31, 2024 $6,000,000.00 March 31, 2025 and all times thereafter $10,000,000.00 5.9 Protection of Intellectual Property Rights. (a) (i) Protect, defend and maintain the validity and enforceability of Borrower’s and each Subsidiary’s Intellectual Property, taken as a whole, except to the extent that such failure to do so would not reasonably be expected to have a material adverse effect on Borrower’s business or operations; (ii) promptly advise Bank in writing of infringements or any other event that could reasonably be expected to materially and adversely affect the value Borrower’s and its Subsidiaries’ Intellectual Property, taken as a whole; and (iii) not allow any Intellectual Property material to Borrower’s or its Subsidiaries’ business, taken as a whole, to be abandoned, forfeited or dedicated to the public without Bank’s written consent. (b) Provide written notice to Bank within ten (10) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public, open-source software and shrink-wrap or click-wrap licenses). Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any such Restricted License to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be validly restricted or

17 prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents. 5.10 Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower. 5.11 Online Banking. (a) Utilize Bank’s online banking platform for all matters requested by Bank which shall include, without limitation (and without request by Bank for the following matters), uploading information pertaining to Accounts and Account Debtors, requesting approval for exceptions, requesting Credit Extensions, and uploading financial statements and other reports required to be delivered by this Agreement (including, without limitation, those described in Section 5.3 of this Agreement). (b) Comply with the terms of Bank’s Online Banking Agreement as in effect from time to time and ensure that all persons utilizing Bank’s online banking platform are duly authorized to do so by an Administrator. Bank shall be entitled to assume the authenticity, accuracy and completeness of any information, instruction or request for a Credit Extension submitted via Bank’s online banking platform and to further assume that any submissions or requests made via Bank’s online banking platform have been duly authorized by an Administrator. 5.12 Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Sections 6.3 and 6.7 hereof, if Borrower or any Guarantor forms any Subsidiary or acquires any Subsidiary after the Effective Date (including, without limitation, pursuant to a Division), then Borrower and such Guarantor shall promptly (and in any event upon the earliest of (x) within 45 days after such Subsidiary is formed or acquired (or such longer period of time as agreed to by Bank in its discretion) or (y) substantially concurrently with the formation of such Subsidiary if such Subsidiary is formed by Division) (a) cause such new Subsidiary that is a Domestic Subsidiary (other than a FSHCO) to provide to Bank a joinder to this Agreement to become a co-borrower hereunder or a guaranty to become a Guarantor hereunder (as determined by Bank in its sole discretion), together with documentation, all in form and substance satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Bank; and (c) provide to Bank all other documentation in form and substance satisfactory to Bank, including one or more opinions of counsel satisfactory to Bank, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 5.12 shall be a Loan Document. 5.13 Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date. Borrower shall promptly notify Bank of any return, recovery, dispute and non-frivolous claim that could reasonably be expected to result in losses or damages of more than $1,000,000. 5.14 Further Assurances. Execute any further instruments and take such further action as Bank reasonably requests to perfect, protect, ensure the priority of or continue Bank’s Lien on the Collateral or to effect the purposes of this Agreement. 5.15 Sanctions. (a) Not, and not permit any of its Subsidiaries to, engage in any of the activities described in Section 4.11 in the future; (b) not, and not permit any of its Subsidiaries to, become a Sanctioned Person; (c) ensure that the proceeds of the Obligations are not used to violate any Sanctions; and (d) deliver to Bank any certification or other evidence requested from time to time by Bank in its sole discretion, confirming each such Person’s compliance with this Section 5.19. In addition, have implemented, and will consistently apply while this Agreement is in effect, procedures to ensure that the representations and warranties in Section 4.11 remain true and correct while this Agreement is in effect.

18 5.16 Cash Collateralization. (a) As of the last day of each month, if Borrower fails to (i) maintain an Adjusted Quick Ratio of at least 1.40 to 1.00 (which failure in and of itself is not an Event of Default) (the “Trigger 1 Event”) or (ii) maintain an Adjusted Quick Ratio of at least 1.25 to 1.00 (which failure in and of itself is not an Event of Default) (the “Trigger 2 Event”), Borrower shall, upon the earlier of (A) delivery of the Compliance Statement reporting the occurrence of a Trigger 1 Event or Trigger 2 Event, as applicable, and (B) Borrower’s failure to deliver a Compliance Statement when due where Bank has determined, in its good faith discretion, that there has occurred a Trigger 1 Event or Trigger 2 Event, as applicable, , deposit into a Blocked Cash Collateral Account unrestricted and unencumbered (other than Liens in favor of Bank arising under this Agreement) cash in an amount of at least (i) (A) 50.0% of the face amount of all Letters of Credit denominated in Dollars, plus (B) 50% of the Dollar Equivalent of the face amount of all Letters of Credit denominated in a Foreign Currency, in each case outstanding on the date of the Trigger 1 Event (as determined by Bank in its sole discretion) or (ii) (A) 105.0% of the face amount of all Letters of Credit denominated in Dollars, plus (B) 115.0% of the Dollar Equivalent of the face amount of all Letters of Credit denominated in a Foreign Currency, in each case outstanding on the date of the Trigger 2 Event (as determined by Bank in its sole discretion), to secure all of the outstanding Obligations (in each case, a “Cash Collateralization”). After the occurrence of a Trigger 1 Event or a Trigger 2 Event, all future Advances (including for the issuance of a Letter of Credit) shall require Borrower to deposit additional funds in a Blocked Cash Collateral Account to comply with the requirements for Cash Collateralization above based upon the new outstanding principal balance of the Obligations after giving effect to the new Advance. (b) In addition to the foregoing Cash Collateralization requirements, upon the occurrence of a Trigger 1 Event, Borrower shall promptly (and in all cases within 2 Business Days) repay all outstanding Advances that were made for any reason other than in connection with the issuance of a Letter of Credit. (c) Borrower hereby irrevocably authorizes Bank to transfer to a Blocked Cash Collateral Account the applicable amount necessary to complete the Cash Collateralization above, if Borrower fails to effectuate a Cash Collateralization as required under this Section. Any amounts deposited in a Blocked Cash Collateral Account as required under this Section shall remain in such Blocked Cash Collateral Account until the Obligations have been paid in full and Bank’s obligation to make further Advances (if any) has been terminated. Notwithstanding the foregoing, Bank will allow the withdrawal of amounts deposited in a Blocked Cash Collateral Account pursuant to the occurrence of a Trigger 1 Event upon Borrower providing two (2) consecutive Compliance Certificates reporting an Adjusted Quick Ratio of greater than 1.50 to 1.00. (d) Borrower’s failure to comply with the foregoing Cash Collateralization and repayment obligations as and when required herein, or Borrower’s attempt to directly or indirectly prohibit Bank from exercising its rights under this section shall constitute an immediate Event of Default without grace or cure period. 5.17 Post-Closing Obligations. Within thirty (30) days after the Effective Date or as otherwise specified below (or such longer period as Bank may agree to, which agreement may be made via email), Borrower shall use commercial reasonable efforts to deliver the following: (a) a duly executed landlord’s consent in favor of Bank for each of Borrower’s leased locations (other than rental units) where Borrower maintains assets that exceed $500,000.00, by the respective landlord thereof; (b) a duly executed bailee’s waiver in favor of Bank for each location where Borrower maintains property that exceeds $500,000.00 with a third party, by each such third party; (c) evidence satisfactory to Bank that the insurance policies and endorsements required by Section 5.6 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank; (d) a duly executed and valid certificate representing all outstanding shares of Sonder Partner Co., together with a stock transfer power, duly executed in blank; and

19 (e) within three (3) days of the Effective Date, a duly executed Control Agreement with Citibank in a form and substance reasonably acceptable to Bank. 6 NEGATIVE COVENANTS Borrower shall not do any of the following without Bank’s prior written consent: 6.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn- out or obsolete Equipment, whether now owned or hereafter acquired, in the ordinary course of business of Borrower; (c) consisting of Permitted Liens and Permitted Investments and transactions permitted by Section 6.3 and Section 6.7(a) of this Agreement; (d) consisting of the sale or issuance of any stock, partnership, membership, or other ownership interest or other equity securities of Borrower permitted under Section 6.2 of this Agreement; (e) consisting of Borrower’s or its Subsidiaries’ use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (f) of non-exclusive licenses and/or nonexclusive sub- licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business, (g) Transfers of property to the Borrower or any Subsidiary, provided, that if the transferor of such property is a Borrower or Guarantor then the transferee thereof must be a Borrower or Secured Guarantor or the book value of the assets transferred by such Borrower or Secured Guarantor to a Subsidiary that is not a Borrower or Secured Guarantor shall not exceed $2,500,000 in the aggregate in any fiscal year; (h) Transfers of accounts receivable in connection with the collection or compromise thereof in the ordinary course of Borrower’s business; (i) licenses, sublicenses, leases or subleases granted in the ordinary course of Borrower’s operations to others not interfering in any material respect with the business of Borrower or its Subsidiaries; (j) the sale or disposition of Cash Equivalents for fair market value; (k) dispositions of furniture, décor and kitchenware and other household supplies (like linens and towels) by Borrower or any of its Subsidiaries to any other Borrower or Subsidiary in the ordinary course of business; (l) Transfers of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Transfer are reasonably promptly applied to the purchase price of such replacement property; (m) Transfers by Borrower and its Subsidiaries not otherwise permitted under this Section 6.1, provided that (i) at the time of such Transfer, no Default shall exist or would result from such Transfer and (ii) the aggregate book value of all property disposed of in reliance on this clause (m) in any fiscal year shall not exceed $5,000,000; (n) provided that no Event of Default has occurred and is continuing, Transfers of new or used furniture, décor and other kitchenware and household supplies such as linens and towels, and any other similar personal property located in units leased by Borrower or any of its Subsidiaries or used in connection with the operations of Borrower or any of its Subsidiaries, to landlords or guests on such terms and conditions as may be determined by Borrower or such Subsidiary in its reasonable business judgment; and (o) Transfers in connection with the Permitted Tax Restructuring. 6.2 Changes in Business, Management, Control, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related, complementary or incidental thereto; (b) liquidate or dissolve or permit any of its Subsidiaries to liquidate or dissolve, provided that (i) a Guarantor may liquidate or dissolve so long as all or substantially all of its assets are transferred to a Borrower or a Secured Guarantor and (ii) any Subsidiary that is not a Borrower or a Secured Guarantor may liquidate or dissolve so long as all or substantially all of its assets are transferred to (x) another Subsidiary that is not a Borrower or a Guarantor or (y) a Borrower or Secured Guarantor and (iii) any Subsidiary may liquidate or dissolve in connection with the Permitted Tax Restructuring; (c) [reserved]; (d) permit, allow or suffer to occur any Change in Control; or (e) without at least 10 days prior written notice to Bank, (i) add any new offices or business locations (excluding rental units), including warehouses (unless any such new office or business location contains less than $500,000 in Borrower’s assets or property), or deliver any portion of the Collateral (other than Collateral maintained at rental units) valued in excess of $500,000 per location to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate or disclosed pursuant to this Section 6.2, (ii) change its jurisdiction of organization, (iii) change its organizational structure or type, (iv) change its legal name, or (v) change any organizational number (if any) assigned by its jurisdiction of organization. If Borrower intends to add any new offices or business locations (excluding rental units), including warehouses, containing in excess of $500,000.00 of Borrower’s assets or property at any such location, then Borrower will use commercially reasonable efforts to cause the landlord of any such new offices or business locations, including

20 warehouses, to execute and deliver a landlord consent in form and substance satisfactory to Bank. If Borrower intends to deliver any portion of the Collateral (other than Collateral maintained at rental units) valued in excess of $500,000 at any location to a bailee, and Bank and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower will use commercially reasonable efforts to cause such bailee to execute and deliver a bailee agreement in form and substance satisfactory to Bank. 6.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person (except in connection with a Permitted Acquisition), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the stock, partnership, membership, or other ownership interest or other equity securities or property of another Person (including, without limitation, by the formation of any Subsidiary or pursuant to a Division) other than a Permitted Acquisition. Notwithstanding the foregoing, (a) a Subsidiary may merge or consolidate into another Subsidiary or into Borrower, (b) Borrower or any Subsidiary may merge or consolidate in connection with the Permitted Tax Restructuring, (c) Borrower or any Subsidiary may acquire all or substantially all of the assets of another Subsidiary pursuant to a liquidation or dissolution permitted by Section 6.2(b), (d) a Borrower or Secured Guarantor may acquire all or substantially all assets of another Borrower or Guarantor or any Subsidiary, (e) a Subsidiary that is not a Borrower or Secured Guarantor may acquire all or substantially all assets of another Subsidiary that is not a Borrower or Secured Guarantor and (f) so long as no Event of Default has occurred and is continuing, any Subsidiary of Parent may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (i) the Person surviving such merger or consolidation shall be a wholly-owned (other than director’s qualifying shares or shares required by applicable law to be held by a third party) Subsidiary of Parent, (ii) in the case of any such merger or consolidation to which a Borrower is a party, such Borrower is the surviving Person and, (iii) in the case of any such merger or consolidation to which any Guarantor is a party, such Guarantor or a Person that becomes a Guarantor substantially concurrently with such merger or consolidation is the surviving Person. 6.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness. 6.5 Encumbrance. (i) create, incur, allow, or suffer to exist any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens and Transfers permitted by Section 6.1, (ii) permit any Collateral not to be subject to the first priority security interest granted herein (which Collateral may be subject to Permitted Liens), or (iii) enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property in favor of Bank, except (i) as is otherwise permitted in Section 6.1 hereof and the definition of “Permitted Liens” herein, (ii) customary prohibitions contained in asset sale agreements, purchase agreements or merger or acquisition agreements; provided that such covenants do not prohibit Borrower or any Subsidiary from granting a security interest in Borrower’s or any such Subsidiary’s Intellectual Property in favor of Bank; and provided further that the counter-parties to such covenants are not permitted to receive a security interest in Borrower’s or any Subsidiary’s Intellectual Property, and (iii) for customary restrictions on assignment, transfer and encumbrances in license agreements under which Borrower or any Subsidiary is the licensee. 6.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 5.7(c). 6.7 Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any stock, partnership, membership, or other ownership interest or other equity securities of Borrower; provided that Borrower may (i) pay dividends, distributions, redemptions or other payments (x) solely in the form of capital stock or (y) to another Borrower, (ii) convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof and pay cash in lieu of the issuance of fractional shares in connection with such conversion in an aggregate amount not to exceed $150,000.00, (iii) issue capital stock in connection with the exercise of warrants or options and pay cash in lieu of fractional shares in connection therewith in an aggregate amount not to exceed $150,000.00, (iv) repurchase the stock of employees, directors or consultants, provided that the aggregate amount of all such repurchases does not exceed $750,000 per

21 fiscal year (or in any amount where the consideration for such repurchase is the cancellation of Indebtedness under non-cash loans to current or former employees, officers, managers, directors, or consultants relating to the purchase of capital stock of Borrower pursuant to equity purchase plans or equity compensation arrangements approved by Borrower’s Board), (v) make purchases of capital stock deemed to occur in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise or in connection with the satisfaction of withholding tax obligations, (vi) make redemptions, exchanges or other transfers of equity interests, and pay cash in lieu of fractional shares in an aggregate amount not to exceed $150,00.00, pursuant to the Exchange Rights Agreement, dated as of December 18, 2019, by and among Parent, Sonder Canada, Sonder Exchange and the holders of Sonder Canada exchangeable shares and the related provisions of Sonder Canada’s Articles of Arrangement and Parent’s certificate of incorporation, and (vii) make other dividends, distributions, redemptions or repurchases in an aggregate amount not in excess of $2,500,000 per fiscal year; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary), or permit any of its Subsidiaries to do so, in each case, other than Permitted Investments. 6.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for (a) transactions upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person, (b) transactions between Borrower and any of its Subsidiaries which are otherwise expressly permitted hereunder, (c) transactions permitted by Sections 6.1, 6.3, and/or 6.7, (d) employee agreements or arrangements, compensation arrangements and reimbursements of expenses of current officers, employees or directors, all to the extent in the ordinary course of business, (e) retention, bonus or similar arrangements in the ordinary course of business, (f) equity financings and unsecured Subordinated Debt financings with existing investors that are, in each case, approved by Borrower’s board of directors. 6.9 Subordinated Debt. Except as expressly permitted under the terms of the subordination, intercreditor, or other similar agreement to which any Subordinated Debt is subject: (a) make or permit any payment on such Subordinated Debt; or (b) amend any provision in any document relating to such Subordinated Debt which would increase the principal amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Bank. 6.10 Compliance. (a) Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; (b)(i) fail to meet the minimum funding requirements of ERISA, (ii) permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, (iii) fail to comply with the Federal Fair Labor Standards Act or (iv) violate any other law or regulation, if the foregoing subclauses (i) through (iv), individually or in the aggregate, could reasonably be expected to have a material adverse effect on Borrower’s business or operations, or permit any of its Subsidiaries to do so; or (c) withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any material liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority. 7 EVENTS OF DEFAULT Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement: 7.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);

22 7.2 Covenant Default. (a) Borrower fails or neglects to perform any obligation in Section 5 (other than Sections 5.2 (Government Compliance), 5.10 (Litigation Cooperation), 5.13 (Inventory; Returns) and 5.14 (Further Assurances)) or violates any covenant in Section 6; or (b) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 7) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within thirty (30) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the thirty (30) day period or cannot after diligent attempts by Borrower be cured within such thirty (30) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed 30 days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Cure periods provided under this section shall not apply to financial covenants or any covenants set forth in clause (a) above. 7.3 Material Adverse Change. A Material Adverse Change occurs; 7.4 Attachment; Levy; Restraint on Business. (a) (i) The service of process seeking to attach, by trustee or similar process, any material funds of Borrower or any Subsidiary, or (ii) a notice of lien or levy is filed against any material portion of Borrower’s or any of its Subsidiaries’ assets by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within thirty (30) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any thirty (30) day cure period; or (b) (i) any material portion of Borrower’s or any of its Subsidiaries’ assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower or any of its Subsidiaries from conducting all or any material part of its business; 7.5 Insolvency. (a) Borrower or any of its Subsidiaries is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower or any of its Subsidiaries and is not dismissed or stayed within 60 days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist or until any Insolvency Proceeding is dismissed); 7.6 Other Agreements. There is, under any agreement to which Borrower, any of Borrower’s Subsidiaries, or any Guarantor is a party with a third party or parties, any default (after giving effect to any applicable grace or cure periods) resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of $1,000,000.00; or (b) any breach or default by Borrower, any of Borrower’s Subsidiaries, or Guarantor, the result of which could reasonably be expected to have a material adverse effect on Borrower’s, any of Borrower’s Subsidiaries’, or any Guarantor’s business or operations; 7.7 Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least $1,000,000.00 (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower or any of its Subsidiaries by any Governmental Authority, and the same are not, within thirty (30) days after the entry, assessment or issuance thereof, discharged, or after execution thereof, or stayed pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the discharge, or stay of such fine, penalty, judgment, order or decree); 7.8 Misrepresentations. Borrower or any of its Subsidiaries or any Person acting for Borrower or any of its Subsidiaries makes any representation, warranty, or other statement now or later in this Agreement, any Loan

23 Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made (it being agreed and acknowledged by Bank that the projections and forecasts provided by Borrower or any of its Subsidiaries in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results); 7.9 Subordinated Debt. If: (a) any document, instrument, or agreement evidencing the subordination of any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, or any Person (other than Bank) shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder; (b) a default or event of default (however defined) has occurred under any document, instrument, or agreement evidencing any Subordinated Debt, which default shall not have been cured or waived within any applicable grace period; or (c) the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement or any applicable subordination or intercreditor agreement; 7.10 Lien Priority. There is a material impairment in the perfection or priority of Bank’s security interest in the Collateral; 7.11 Guaranty. (a) Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect other than in accordance with the terms of the Loan Documents; (b) any Guarantor does not perform any obligation or covenant under any guaranty of the Obligations; (c) any circumstance described in Sections 7.3, 7.4, 7.5, 7.6, 7.7, or 7.8 of this Agreement occurs with respect to any Guarantor, (d) the death, liquidation, winding up, or termination of existence of any Guarantor (other than in connection with a transaction permitted by Sections 6.1, 6.2, 6.3, and/or 6.7); or (e)(i) a material impairment in the perfection or priority of Bank’s Lien in the collateral provided by Guarantor or in the value of such collateral or (ii) a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations occurs with respect to any Guarantor; or 7.12 Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) causes, or could reasonably be expected to cause, a Material Adverse Change, or (ii) adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction, in each case in a manner reasonably expected to cause a Material Adverse Change. 7.13 Delisting. After an initial public offering of the Borrower’s common stock on an exchange or market, such shares are delisted from such exchange or market because of Borrower’s failure to comply with continued listing standards thereof or due to a voluntary delisting which results in such shares not being listed on such exchange or market. 7.14 Subordinated Loan Default. The occurrence of an event of default (however defined) (after giving effect to any applicable grace or cure periods) under the terms and conditions of the Notes Documents. 8 BANK’S RIGHTS AND REMEDIES

24 8.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, without notice or demand, do any or all of the following: (a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 7.5 occurs all Obligations are immediately due and payable without any action by Bank); (b) stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank; (c) demand that Borrower (i) deposit cash with Bank in an amount equal to at least (A) 105.0% of the aggregate face amount of any Letters of Credit denominated in Dollars remaining undrawn, and (B) 115.0% of the Dollar Equivalent of the aggregate face amount of any Letters of Credit denominated in a Foreign Currency remaining undrawn (plus, in each case, all interest, fees, and costs due or estimated by Bank to become due in connection therewith), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit; (d) terminate any FX Contracts (it being understood and agreed that (i) Bank is not obligated to deliver the currency which Borrower has contracted to receive under any FX Contract, and Bank may cover its exposure for any FX Contracts by purchasing or selling currency in the interbank market as Bank deems appropriate; (ii) Borrower shall be liable for all losses, damages, costs, margin obligations and expenses incurred by Bank arising from Borrower’s failure to satisfy its obligations under any FX Contract or the execution of any FX Contract; and (iii) Bank shall not be liable to Borrower for any gain in value of a FX Contract that Bank may obtain in covering Borrower’s breach); (e) verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, and notify any Person owing Borrower money of Bank’s security interest in such funds. Borrower shall collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the Account Debtor, with proper endorsements for deposit; (f) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies; (g) apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) amount held by Bank owing to or for the credit or the account of Borrower; (h) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. For use solely upon the occurrence and during the continuation of an Event of Default, Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 8.1, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit; (i) place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral; (j) demand and receive possession of Borrower’s Books; and

25 (k) exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code or any Applicable Law (including disposal of the Collateral pursuant to the terms thereof). 8.2 Power of Attorney. Borrower hereby irrevocably appoints Bank as its true and lawful attorney-in- fact, (a) exercisable upon the occurrence and during the continuance of an Event of Default, to: (i) endorse Borrower’s name on any checks, payment instruments, or other forms of payment or security; (ii) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (iii) demand, collect, sue, and give releases to any Account Debtor for monies due, settle and adjust disputes and claims about the Accounts directly with Account Debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Bank’s or Borrower’s name, as Bank chooses); (iv) make, settle, and adjust all claims under Borrower’s insurance policies; (v) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (vi) transfer the Collateral into the name of Bank or a third party as the Code permits; and (b) regardless of whether an Event of Default has occurred, to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until such time as all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement, and any Obligations that are cash collateralized in accordance with Section 3.3 of this Agreement) have been satisfied in full, Bank is under no further obligation to make Credit Extensions and the Loan Documents have been terminated. Bank shall not incur any liability in connection with or arising from the exercise of such power of attorney and shall have no obligation to exercise any of the foregoing rights and remedies. 8.3 Protective Payments. If Borrower fails to obtain the insurance called for by Section 5.6 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default. 8.4 Application of Payments and Proceeds. If an Event of Default has occurred and is continuing, Bank may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, in its commercially reasonable discretion, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor. 8.5 Bank’s Liability for Collateral. Bank’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession or under its control, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as Bank deals with its own property consisting of similar instruments or interests. Borrower bears all risk of loss, damage or destruction of the Collateral. 8.6 No Waiver; Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election and shall not preclude Bank from exercising any other remedy under

26 this Agreement or other remedy available at law or in equity, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence. 8.7 Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable. 8.8 Borrower Liability. Any Borrower may, acting singly, request Credit Extensions hereunder. Each Borrower hereby appoints each other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder. Each Borrower hereunder shall be liable for the Credit Extensions and Obligations as set forth on Schedule I hereto. Each Borrower waives to the extent permitted by applicable law (a) any suretyship defenses available to it under the Code or any other Applicable Law, including, without limitation, the benefit of California Civil Code Section 2815 permitting revocation as to future transactions and the benefit of California Civil Code Sections 1432, 2809, 2810, 2819, 2839, 2845, 2847, 2848, 2849, 2850, and 2899 and 3433, and (b) any right to require Bank to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, until all Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement and the repayment of all Obligations, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 3.3 of this Agreement) have been satisfied, each Borrower irrevocably waives to the extent permitted by applicable law all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Bank under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 8.8 shall be null and void. If any payment is made to a Borrower in contravention of this Section 8.8, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured. 9 NOTICES All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or email address indicated below; provided that, for clause (b), if such notice, consent, request, approval, demand or other communication is not sent during the normal business hours of the recipient, it shall be deemed to have been sent at the opening of business on the next Business Day of the recipient. Bank or Borrower may change its mailing or electronic mail address by giving the other party written notice thereof in accordance with the terms of this Section 9. If to Borrower: Sonder Holdings Inc. 500 E. 84th Ave., Suite A-10 Thornton, CO 80229 Attn: Office of the General Counsel Email: [***]

27 If to Bank: Silicon Valley Bank 505 Howard Street, Suite 300 San Francisco, California 94105 Attn: [***] Email: [***] with a copy to (which shall not constitute notice): Morrison & Foerster LLP 200 Clarendon Street, Floor 20 Boston, Massachusetts 02116 Attn: [***] Phone: [***] Email: [***] 10 CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER; JUDICIAL REFERENCE Except as otherwise expressly provided in any of the Loan Documents, California law governs the Loan Documents without regard to principles of conflicts of law that would require the application of the laws of another jurisdiction. Borrower and Bank each irrevocably and unconditionally submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction with respect to the Loan Documents or to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly, irrevocably and unconditionally submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby irrevocably and unconditionally consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 9 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT. EACH PARTY HERETO HAS REVIEWED THIS WAIVER WITH ITS COUNSEL. WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure Sections 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court

28 for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure Section 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph. This Section 10 shall survive the termination of this Agreement and the repayment of all Obligations. 11 GENERAL PROVISIONS 11.1 Termination Prior to Maturity Date; Survival. All covenants, representations and warranties made in this Agreement shall continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement and the repayment of all Obligations, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 3.3 of this Agreement) have been satisfied. So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement and the repayment of all Obligations, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 3.3 of this Agreement), this Agreement may be terminated prior to the Revolving Line Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination and the repayment of all Obligations shall continue to survive notwithstanding this Agreement’s termination and the repayment of all Obligations. 11.2 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign or transfer this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s sole discretion) and any other attempted assignment or transfer by Borrower shall be null and void. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents. 11.3 Indemnification. (a) General Indemnification. Borrower shall indemnify, defend and hold Bank and its Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of Bank and its Affiliates (each, an “Indemnified Person”) harmless against: all losses, claims, damages, liabilities and related expenses (including Bank Expenses and the reasonable fees, charges and disbursements of any counsel for any Indemnified Person) (collectively, “Claims”) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Credit Extension or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of hazardous materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any environmental liability related in any way to Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower, and regardless of whether any Indemnified Person is a party thereto; provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person. All amounts due under this Section 11.3 shall be payable promptly after demand therefor.

29 (b) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, Borrower shall not assert, and hereby waives, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) or any loss of profits arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Credit Extension, or the use of the proceeds thereof. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby. This Section 11.3 shall survive the termination of this Agreement and the repayment of all Obligations until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run. 11.4 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement. 11.5 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision. 11.6 Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be effective unless, and only to the extent, expressly set forth in a writing signed by each party hereto. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents. 11.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed signature page of this Agreement by electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof. 11.8 Confidentiality. Bank agrees to maintain the confidentiality of Information (as defined below), except that Information may be disclosed (a) to Bank’s Subsidiaries and Affiliates and their respective employees, directors, agents, attorneys, accountants and other professional advisors (collectively, “Representatives” and, together with Bank, collectively, “Bank Entities”) provided that Bank Entities agree to be bound by the confidentiality provisions substantially similar to those set forth herein; (b) to prospective transferees, assignees, credit providers or purchasers of Bank’s interests under or in connection with this Agreement and their Representatives (provided, however, Bank shall first obtain any such prospective transferee’s, assignee’s, credit provider’s, purchaser’s or their Representatives’ agreement to the terms of this provision or reasonably equivalent terms); (c) as required by law, regulation, subpoena, or other order by a court or a Governmental Authority; (d) to Bank’s regulators or as otherwise required or requested in connection with Bank’s examination or audit by a Governmental Authority; (e) as Bank reasonably considers appropriate in connection with the exercise of remedies under the Loan Documents or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. “Information” means all information received from Borrower regarding Borrower or its business, in each case other than information that is either: (i) in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain (other than as a result of its disclosure by Bank in violation of this Agreement) after disclosure to Bank; or (ii) disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information. In addition, Bank may (A) disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to Bank in connection with the administration of this Agreement, and the other Loan Documents; and (B) use any information

30 (not constituting Information subject to the foregoing confidentiality restrictions) related to the arrangement of the credit facilities contemplated by this Agreement in connection with marketing, press releases, or other transactional announcements or updates provided to investor or trade publications, including the placement of “tombstone” advertisements in publications of its choice at its own expense. 11.9 Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures, including any Electronic Signature as defined in the Electronic Transactions Law (2003 Revision) of the Cayman Islands (the “Cayman Islands Electronic Signature Law”), if applicable, or the keeping of records in electronic form, including any Electronic Record, as defined in Cayman Islands Electronic Signature Law, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any Applicable Law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Cayman Islands Electronic Signature Law; provided, however that sections 8 and 19(3) of the Cayman Islands Electronic Signature Law shall not apply to this Agreement or the execution or delivery thereof. 11.10 Right of Setoff. Borrower hereby grants to Bank a Lien and a right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a subsidiary of Bank) or in transit to any of them, and other obligations owing to Bank or any such entity. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may setoff the same or any part thereof and apply the same to any liability or Obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. 11.11 Captions and Section References. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement. Unless indicated otherwise, section references herein are to sections of this Agreement. 11.12 Construction of Agreement. The parties hereto mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist. 11.13 Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract. 11.14 Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any Persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any Person not an express party to this Agreement; or (c) give any Person not an express party to this Agreement any right of subrogation or action against any party to this Agreement. 11.15 Anti-Terrorism Law. Bank hereby notifies Borrower that, pursuant to the requirements of Anti- Terrorism Law, Bank may be required to obtain, verify and record information that identifies Borrower, which information may include the name and address of Borrower and other information that will allow Bank to identify Borrower in accordance with Anti-Terrorism Law. Borrower hereby agrees to take any action necessary to enable Bank to comply with the requirements of Anti-Terrorism Law. 12 ACCOUNTING TERMS AND OTHER DEFINITIONS 12.1 Accounting and Other Terms.

31 (a) Accounting terms not defined in this Agreement shall be construed following GAAP, except for (a) non-compliance with FAS 123R with respect to monthly financial statements and (b) with respect to unaudited financial statements for the absence of footnotes and subject to year-end audit and purchase price accounting adjustments. Calculations and determinations must be made following GAAP (except for (a) non-compliance with FAS 123R with respect to monthly financial statements and (b) with respect to unaudited financial statements for the absence of footnotes and subject to year-end audit adjustments), provided that if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or Bank shall so request, Borrower and Bank shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, further, that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide Bank financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding anything in this Agreement, any obligations of a Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions, calculations and covenants for purposes of this Agreement other than for purposes of preparation and delivery of financial statements prepared in accordance with GAAP (whether or not such operating lease obligations were in effect on such date), notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in accordance with GAAP. (b) As used in the Loan Documents: (i) the words “shall” or “will” are mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative; (ii) the term “continuing” in the context of an Event of Default means that the Event of Default has not been remedied (if capable of being remedied) or waived; and (iii) whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer. 12.2 Definitions. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in this Section 12.2. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. As used in this Agreement, the following capitalized terms have the following meanings: “Account” is, as to any Person, any “account” of such Person as “account” is defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to such Person. “Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made. “Acquisition” is any transaction or series of related transactions resulting in the acquisition by Borrower or any of its Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the equity interests of, or a business line or unit or a division of, any Person. “Adjusted Quick Ratio” is the ratio of (a) Quick Assets to (b) Current Liabilities. “Adjusted Term SOFR” is set forth on Schedule I hereto. “Administrator” is an individual that is named: (a) as an “Administrator” in the “SVB Online Services” form completed by Borrower with the authority to determine who will be authorized to use SVB Online Services (as defined in Bank’s Online Banking Agreement as in effect from time to time) on behalf of Borrower; and

32 (b) as an Authorized Signer of Borrower in an approval by the Board. “Advance” or “Advances” means a revolving credit loan (or revolving credit loans) under the Revolving Line. “Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly 10% or more of such Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members. “Agreement” is defined in the preamble hereof. “Anti-Terrorism Law” means any law relating to terrorism or money-laundering, including Executive Order No. 13224 and the USA Patriot Act. “Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators. “Authorized Signer” means any individual listed in Borrower’s Borrowing Resolution who is authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of Borrower. “Availability Amount” is the Revolving Line, minus the sum of (i) all outstanding principal amounts of any Advances and (ii) the aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve). “Bank” is defined in the preamble hereof. “Bank Entities” is defined in Section 11.8. “Bank Expenses” are all audit fees, costs and reasonable expenses (including reasonable, out-of-pocket and documented attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower or any Guarantor. “Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”). “Bank Services Agreement” is defined in the definition of Bank Services. “Blocked Cash Collateral Account” means separate blocked segregated Collateral Accounts of Borrower maintained with Bank, which are subject to the Cash Pledge Agreement. “Board” is Borrower’s board of directors or equivalent governing body. “Borrower” is set forth on Schedule I hereto. “Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

33 “Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s board of directors (and, if required under the terms of such Person’s Operating Documents, stockholders) and delivered by such Person to Bank approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary on behalf of such Person certifying (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that set forth as a part of or attached as an exhibit to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Bank may conclusively rely on such certificate unless and until such Person shall have delivered to Bank a further certificate canceling or amending such prior certificate. “Business Day” is a day other than a Saturday, Sunday or other day on which commercial banks in the State of California are authorized or required by law to close. “Cash Collateralization” is defined in Section 5.10(a). “Cash Equivalents” are (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least 95.0% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition. “Cash Pledge Agreement” is that certain Cash Pledge Agreement dated as of the Effective Date executed by Sonder Hospitality USA Inc. in favor of Bank. “Cayman Islands Electronic Signature Law” is defined in Section 11.9. “CFC” is (a) each Subsidiary that is a “controlled foreign corporation” (within the meaning of Section 957 of the Internal Revenue Code and the U.S. Treasury regulations promulgated thereunder) and (b) each Subsidiary of any such controlled foreign corporation described in clause (a) above. “Change in Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 49.0% or more of the ordinary voting power for the election of directors, partners, managers and members, as applicable, of Borrower (determined on a fully diluted basis) other than by the sale of Borrower’s equity securities in a public offering or to venture capital or private equity investors so long as Borrower identifies to Bank the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provides to Bank a description of the material terms of the transaction; (b) during any period of 12 consecutive months, a majority of the members of the Board of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or (c) except in connection with a transaction permitted by Sections 6.3 at any time, Borrower shall cease to own and control, of record and beneficially, directly or indirectly,100.0% of each class of outstanding stock, partnership, membership, or other ownership interest or other equity securities (other than director’s qualifying shares or other similar shares as required by applicable law) of each Subsidiary of Borrower free and clear of all Liens (except Permitted Liens); provided that this clause (c) shall not apply to Sonder Canada so long as Parent and its Subsidiaries own and control, of record and beneficially, directly or indirectly, at least 73% of the aggregate ordinary voting power represented by the issued and outstanding equity interests of Sonder Canada.

34 “Change in Law” means the occurrence, after the Effective Date, of: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in Applicable Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. “Claims” is defined in Section 11.3. “Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions. “Collateral” consists of all of Borrower’s right, title and interest in and to the following personal property: (a) (i) all goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below, but in all cases including in Collateral domain names and all associated trademark rights and good will), commercial tort claims (including (i) Sonder USA Inc., Sonder Canada Inc., Sonder Holdings Inc. v. 20 Broad Street Owner LLC, Metro Loft Management LLC, 653493/2020, Supreme Court, New York County, New York, (ii) Sonder Hospitality USA, Inc., Sonder Holdings Inc., Sonder USA Inc., Sonder Canada Inc. v. 1101-43 Ave Acquisition LLC, 653493/2020, Supreme Court, New York County, New York, and (iii) Sonder USA Inc. v. Jetall Companies, Inc; 1001 WL LLC; Galleria Loop Note Holder LLC; Galleria 2425 Owner LLC; BDFI LLC; Ali Choudhri; Brad Parker; and Azeemeh Zaheer, No. 01-21-00378-CV, Court of Appeals, First District, Houston, Texas), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, securities accounts, securities entitlements and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and (ii) all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing. (b) Notwithstanding the foregoing, the Collateral does not include any (a) United States intent- to-use trademark applications to the extent that, and solely during the period in which the grant of a security interest therein would impair the validity or enforceability of or render void or result in the cancellation of, any registration issued as a result of such intent-to-use trademark applications under Applicable Law; provided that upon submission and acceptance by the USPTO of an amendment to allege pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral, (b) rights or interest in any license, contract or agreement if under the terms of such license, contract or agreement or applicable law with respect thereto, the valid grant of a Lien therein to Bank is prohibited as a matter of law or under the terms of such license, contract or agreement (including where the violation of any such prohibition would result in the termination of the applicable license, contract or agreement), and such prohibition has not been or is not waived or the consent of the other party to such license, contract or agreement has not been or is not otherwise obtained, (c) Equipment and the proceeds thereof that is subject to a Lien that is otherwise permitted pursuant to clause (c) of the definition of “Permitted Liens” if the holder of such Lien has expressly prohibited in writing Borrower or any of its Affiliates from granting Liens on such property in favor of third parties, (d) furniture, décor and other kitchenware and household supplies like linens and towels any Borrower provides located in any of such Borrower’s properties held out for rent in the ordinary course of

35 business provided that the total book value of such furniture, décor, and other kitchenware and household supplies like linens and towels does not exceed $25,000,000 in the aggregate, and that such furniture, décor, and other kitchenware and household supplies like linens and towels is otherwise subject to a Permitted Lien as set forth in clauses (n) or (s) of the definition of Permitted Liens, (e) the Permitted HSBC Cash Collateral Accounts and the cash maintained therein and (f) Deposit Accounts and the cash collateral maintained therein, solely to the extent subject to Liens permitted by clause (t) of the definition of Permitted Liens. The exclusions to Collateral set forth above in no way shall be construed (i) to apply if any described prohibition is unenforceable under applicable laws, including Section 9-406, 9-407 or 9-408 of the Code, (ii) to apply after the cessation of any such prohibition, and upon the cessation of such prohibition, such license, contract or agreement shall automatically become part of the Collateral, (iii) so as to limit, impair or otherwise affect Bank’s continuing Lien upon (to the extent constituting Collateral) any rights or interests in or to monies due or to become due under any described license, contract or agreement (including any Accounts), or (iv) to limit, impair or otherwise affect Bank’s continuing Lien upon (to the extent constituting Collateral) any of the rights or interest in and to any proceeds from the sale, license, lease or other disposition of any such license, contract or agreement. “Collateral Account” is any Deposit Account, Securities Account, or Commodity Account. “Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made. “Compliance Statement” is that certain statement in the form attached hereto as Exhibit A. “Conforming Changes” means, with respect to either the use or administration of any benchmark or the use, administration, adoption or implementation of any benchmark replacement rate, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.5(c) and other technical, administrative or operational matters) that Bank decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Bank in a manner substantially consistent with market practice (or, if Bank decides that adoption of any portion of such market practice is not administratively feasible or if Bank determines that no market practice for the administration of any such rate exists, in such other manner of administration as Bank decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated Adjusted EBITDA” is the sum without duplication of the following, as calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the sum of: (i) Net Income (in accordance with GAAP) plus (ii) rent to landlord payments adjustments in accordance with GAAP, plus (iii) consolidated tax expense based on income, profits or capital, including state, franchise, capital and similar taxes and withholding taxes paid or accrued during such period, plus (iv) depreciation and amortization expense, plus (v) amortization of intangibles (including, but not limited to, goodwill), plus (vi) non-cash equity- based compensation expenses and payroll tax expense related to equity-based compensation expenses, plus (vii) any other non-cash charges, non-cash expenses or non-cash losses (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of, or a reserve for, cash charges for any future period); provided, however that cash payments made in such period or in any future period in respect of such non-cash charges, expenses or losses (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of, or a reserve for, cash charges for any future period) shall be subtracted from Net Income in calculating Consolidated Adjusted EBITDA in the period when

36 such payments are made, plus (viii) foreign currency translation expenses, plus (ix) transaction costs associated with the Loan Documents and the transactions contemplated thereby and with any actual, proposed or contemplated issuance of equity interests (including any expense relating to enhanced accounting functions or other costs associated with becoming a public company), the making of any Investment, acquisition, joint venture or disposition, or the issuance or incurrence of Indebtedness or refinancings, plus (x) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in the calculation of Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated Adjusted EBITDA pursuant to clause (c) below for any previous period and not added back, plus (xi) ordinary and customary allowances for furniture, fixtures and equipment, minus (xii) to the extent included in the statement of such Net Income for such period, the sum of (a) interest income, (b) any extraordinary income or gains determined in accordance with GAAP, and (c) any other non-cash income other than accrual of revenue in the ordinary course of business (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period that are described in the parenthetical to clause (vii) above), and minus (xiii) capital expenditures. “Contingent Obligation” is, for any Person, any direct or indirect liability of that Person for (a) any direct or indirect guaranty by such Person of any indebtedness, lease, dividend, letter of credit, credit card or other obligation of another, (b) any other obligation endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (c) any obligations for undrawn letters of credit for the account of that Person; and (d) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement. “Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account. “Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret. “Credit Extension” is any Advance, Overadvance, Letter of Credit, or any other extension of credit by Bank for Borrower’s benefit. “Currency” is coined money and such other banknotes or other paper money as are authorized by law and circulate as a medium of exchange. “Current Liabilities” are (a) all obligations and liabilities of Borrower to Bank, other than the cash collateralized portion of outstanding Letters of Credit, plus (b) without duplication of (a), the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year (in each case, not including operating lease liabilities). “Default” means any event which with notice or passage of time or both, would constitute an Event of Default. “Default Rate” is defined in Section 1.4(c).

37 “Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made. “Designated Deposit Account” is the deposit account established by Borrower with Bank for purposes of receiving Credit Extensions. “Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, Section 17-220 of the Delaware Revised Uniform Limited Partnership Act for limited partnerships formed under Delaware law, or any analogous action taken pursuant to any other Applicable Law with respect to any corporation, limited liability company, partnership or other entity. “Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States. “Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency. “Domestic Subsidiary” is any Subsidiary that is organized under the laws of any political subdivision of the United States. “Effective Date” is set forth on Schedule I hereto. “Environmental Laws” means any Applicable Law (including any permits, concessions, grants, franchises, licenses, agreements or governmental restrictions) relating to pollution or the protection of health, safety or the environment or the release of any materials into the environment (including those related to hazardous materials, air emissions, discharges to waste or public systems and health and safety matters). “Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing. “ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations. “Event of Default” is defined in Section 7. “Exchange Act” is the Securities Exchange Act of 1934, as amended. “Excluded Taxes” means any of the following Taxes imposed on or with respect to Bank or required to be withheld or deducted from a payment to Bank, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Bank being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Bank with respect to an applicable interest in a Credit Extension or the Revolving Line pursuant to a law in effect on the date on which (i) Bank acquires such interest in the Credit Extensions or Revolving Line or (ii) Bank changes its lending office, except in each case to the extent that, pursuant to Section 1.8, amounts with respect to such Taxes were payable either to Bank’s assignor immediately before Bank became a party hereto or to Bank immediately before it changed its lending office, (c) Taxes attributable to Bank’s failure to comply with Section 1.8(e), and (d) any withholding Taxes imposed under FATCA.

38 “Existing HSBC Letters of Credit” means the letters of credit issued by HSBC Bank USA, N.A. for the account of Borrower prior to the Effective Date and disclosed in the Perfection Certificate delivered on the Effective Date. “FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code. “Financial Statement Repository” is Bank’s e-mail address specified in Section 9 or such other means of collecting information approved and designated by Bank after providing notice thereof to Borrower from time to time. “Foreign Currency” is the lawful money of a country other than the United States. “Foreign Subsidiary” means a Subsidiary that is not a Domestic Subsidiary. “FSHCO” means any Domestic Subsidiary (i) substantially all of the assets of which consist of equity interests of, or Indebtedness in, one or more CFCs or (ii) that is treated as a disregarded entity for U.S. federal income tax purposes. “Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day. “FX Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency at a set price or on a specified date. “GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination. “General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind. “Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority. “Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization. “Guarantor” is any Person providing a Guaranty in favor of Bank. “Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

39 “Illegality Notice” is defined in Section 2.6. “Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, (d) Contingent Obligations and (e) other short- and long-term obligations under debt agreements, lines of credit and extensions of credit. “Indemnified Person” is defined in Section 11.3. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes. “Information” is defined in Section 11.8. “Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, receivership or other relief. “Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) its Copyrights, Trademarks and Patents; (b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how and operating manuals; (c) any and all source code; (d) any and all design rights which may be available to such Person; (e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and (f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents. “Interest Expense” means for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower and its Subsidiaries, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation. “Interest Period” means, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such SOFR Advance and ending on the numerically corresponding day in the month that is one, three or six months thereafter, as selected by Borrower in its Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such SOFR Advance and ending on the numerically corresponding day in the month that is one, three or six months thereafter, as selected by Borrower in a Notice of Conversion/Continuation delivered to Bank not later than 12:00 p.m. Pacific time on the date that is three (3) U.S. Government Securities Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

40 (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day; (b) Borrower may not select an Interest Period that would extend beyond the Stated Maturity Date; (c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period; (d) no tenor that has been removed from this definition pursuant to Section 2.5(b) shall be available for specification in any Notice of Borrowing or Notice of Conversion/Continuation. “Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, each as amended or modified from time to time. “Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above. “Investment” is any beneficial ownership interest in any Person (including stock, partnership, membership, or other ownership interest or other equity securities), and any loan, advance or capital contribution to any Person. “Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement on the part of Bank as set forth in Section 1.2. “Letter of Credit Application” is defined in Section 1.2(c). “Letter of Credit Fee” is a fee equal to one and one-half percent (1.50%) per annum of the Dollar Equivalent of the face amount of each Letter of Credit issued according to Section 1.2. “Letter of Credit Fronting Fee” a fee equal to one quarter of one percent (0.25%) per annum of the Dollar Equivalent of the face amount of each Letter of Credit issued according to Section 1.2 “Letter of Credit Reserve” is defined in Section 1.2(f). “Lien” is a claim, mortgage, deed of trust, levy, attachment charge, pledge, hypothecation, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property. “Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Perfection Certificate, the Cash Pledge Agreement, Control Agreements, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, landlord waivers and consents, bailee waivers and consents, and any other present or future agreement by Borrower and/or any Guarantor with or for the benefit of Bank in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified in accordance with the terms thereof. “Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral, taken as a whole; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

41 “Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower for such period taken as a single accounting period; provided, however, that there will not be included in the determination of Net Income the effect of: (a) with respect to any Subsidiary that is not wholly owned but whose net income is consolidated in whole or in part with the net income of Parent, the income of such Subsidiary solely to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its organizational documents or any law applicable to such Subsidiary; provided that Net Income shall be increased by the amount of dividends or distributions or other payments that are actually paid by such Subsidiary to Parent or any other Subsidiary; (b) any net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations (including pursuant to any sale and leaseback) which is not sold or otherwise disposed of in the ordinary course of business; (c) the cumulative effect of a change in accounting principles; and (d) any recapitalization or purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements, as a result of any consummated Acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development). In addition, proceeds from any business interruption insurance received in such period or which is reasonably expected to be received in a subsequent period and within one year of the underlying loss shall be added to Net Income; provided, that if not so received within such one-year period, such amount shall be subtracted in the subsequent calculation period. “Noteholder” means each investor which has purchased a Note under the Note Purchase Agreement. “Notes” means those certain Subordinated Secured Notes issued by Parent, Sonder USA, Sonder Hospitality and the Parent to the Noteholders under the Note Purchase Agreement. “Notes Collateral Agent” means Alter Domus (US), LLC, a Delaware limited liability company, in its capacity as collateral agent for the Noteholders and any holders of Permitted Additional Subordinated Debt. “Notes Documents” means the Note Purchase Agreement, the Notes, each document governing Permitted Additional Subordinated Debt and all other agreements, instruments and other documents entered into in connection with the Notes and Permitted Additional Subordinated Debt or otherwise setting forth the terms of the Notes and Permitted Additional Subordinated Debt. “Note Purchase Agreement” means that certain Note and Warrant Purchase Agreement, dated as of December 10, 2021, by and among Parent, Sonder USA, Sonder Hospitality, and Parent, as note obligors, the guarantors listed on the signature pages thereof and the Persons listed on the schedule of investors attached as Schedule I thereto, as may be amended, amended and restated, supplemented or modified from time to time. “Notes Subordination Agreement” means that certain Intercreditor and Subordination Agreement, dated as of December 10, 2021, by and among the Noteholders, Notes Collateral Agent, any Permitted Additional Subordinated Debt Agent from time to time party thereto, any holders of Permitted Additional Subordinated Debt from time to time party thereto, the Loan Parties (as defined therein) and Bank, in form and substance satisfactory to the Bank in its sole discretion, as may be amended, amended and restated, supplemented or modified from time to time. “Notice of Borrowing” means a notice given by Borrower to Bank in accordance with Section 1.9, substantially in the form of Exhibit B-1, with appropriate insertions. “Notice of Conversion/Continuation” means a notice given by Borrower to Bank in accordance with Section 2.4, substantially in the form of Exhibit B-2, with appropriate insertions. “Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Revolving Line Commitment Fee, the Unused Revolving Line Facility Fee, all Letter of Credit Fees and Letter of Credit fronting fees, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, all obligations relating to Bank Services and interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.

42 “OFAC” is the Office of Foreign Assets Control of the United States Department of the Treasury and any successor thereto. “Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than 30 days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership or limited partnership, its partnership agreement or limited partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto. “Other Connection Taxes” means, with respect to Bank, Taxes imposed as a result of a present or former connection between Bank and the jurisdiction imposing such Tax (other than connections arising from Bank having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Credit Extension or Loan Document). “Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment. “Overadvance” is defined in Section 1.3. “Parent” means Sonder Holdings Inc., a Delaware corporation. “Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same. “Payment Date” is set forth on Schedule I hereto. “Perfection Certificate” is each Perfection Certificate delivered by Borrower in connection with this Agreement. “Permitted Acquisition” is an Acquisition by Borrower or a Guarantor (the Person or division, line of business or other business unit of the Person to be acquired in such Acquisition shall be referred to herein as the “Target”), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by Borrower and its Subsidiaries pursuant to the terms of this Agreement, in each case so long as: (a) no Event of Default shall then exist or would exist after giving effect thereto; (b) the acquisition costs (including the purchase price) expended by Borrower in the transaction are not paid with any substantially concurrent Credit Extensions made hereunder in an aggregate amount in excess of $5,000,000.00 for the purpose of paying such acquisition costs; (c) Bank shall have received (or shall receive in connection with the closing of such Acquisition or will receive when required by Section 5.12) a first priority perfected security interest in all Collateral acquired with respect to the Target in accordance with the terms of Section 5.12 and the Target, if a Person, shall have executed or will execute a joinder or guarantee in accordance with the terms of Section 5.12; (d) Bank shall have received at least twenty (20) days prior (or such later date as is agreed by Bank) to the consummation of such Acquisition (i) a description of the material terms of such Acquisition, (ii) to the extent available, audited financial statements (or, if unavailable, management-prepared financial statements) of the Target for its two most recent fiscal years and for any fiscal quarters ended within the fiscal year to date, (iii) consolidated projected income statements of Borrower and its Subsidiaries (giving effect to such Acquisition), and (iv) not less than five (5) Business Days prior (or such later date as is agreed by Bank) to the consummation of

43 any Permitted Acquisition with a purchase price in excess of $5,000,000, a certificate executed by a Responsible Officer of Borrower certifying that such Permitted Acquisition complies with the requirements of this Agreement and the requirements of this definition, and attaching copies of such other agreements, instruments and documents as the Bank shall request; (e) such Acquisition shall not be a “hostile” Acquisition and shall have been approved by the board of directors (or equivalent) and/or shareholders (or equivalent) (if required) of the applicable Borrower or Guarantor and the Target; (f) all transactions related to such purchase or acquisition shall be consummated in all material respects in accordance with all applicable requirements of Law; (g) no Borrower or Guarantor shall, as a result of or in connection with any such purchase or acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation or other matters) that, as of the date of such purchase or acquisition, could reasonably be expected to result in the existence or incurrence of a Material Adverse Change; (h) no Indebtedness is assumed or incurred in connection with any such purchase or acquisition other than Permitted Indebtedness; (i) if such Acquisition is an acquisition of assets, such Acquisition is structured so that a Borrower or Guarantor shall acquire such assets; provided that, notwithstanding the foregoing, the Acquisition may be structured so that a Subsidiary that is not a Borrower or Guarantor may acquire assets if such Acquisition, including the book value of such assets, is in all respects acceptable to Bank; (j) if such Acquisition is an acquisition of equity interests, such Acquisition will not result in any violation of Regulation U; (k) (i) if such Acquisition involves a merger or a consolidation involving a Borrower, such Borrower shall be the surviving entity, and (ii) if such Acquisition involves a merger or a consolidation involving a Guarantor, such Guarantor or a Person that becomes a Guarantor prior to or substantially concurrently with the consummation of such Acquisition shall be the surviving entity; (l) such Acquisition shall not result in a Trigger 1 Event or a Trigger 2 Event, and no Trigger 1 Event or Trigger 2 Event shall then exist or would exist after giving effect thereto; and (m) the total consideration (including fair market value of property given, the value of the equity interests of the Parent or any Subsidiary to be transferred and the maximum potential total amount of all deferred payment obligations (including earn-outs) and Indebtedness assumed or incurred) (i) in connection with any single Acquisition shall not exceed $10,000,000 and (ii) for all Acquisitions made during the term of this Agreement shall not exceed $25,000,000. “Permitted Additional Subordinated Debt Agent” means the Person appointed to act as trustee, agent or representative for the holders of Permitted Additional Subordinated Debt pursuant to any document governing Permitted Additional Subordinated Debt. “Permitted Additional Subordinated Debt” means Subordinated Debt incurred after the Effective Date that is secured on a pari passu basis with the Notes, so long as (a) the aggregate original principal amount of such Subordinated Debt does not exceed $220,000,000, (b) such Subordinated Debt is at all times subject to the Notes Subordination Agreement, (c) all documentation pursuant to which such Subordinated Debt is to be incurred shall be in form and substance satisfactory to the Bank and prior to the entry into and effectiveness of such documentation and initial incurrence of any Subordinated Debt pursuant thereto, the Bank shall have first confirmed to the Borrower in writing (which may be by email) that such documentation is satisfactory to the Bank, and (d) such Subordinated Debt is permitted under the Note Purchase Agreement (as in effect as of the Effective Date) as Pari Passu Lien Indebtedness (as defined in the Note Purchase Agreement as in effect on the Effective Date).

44 “Permitted HSBC Accounts” means Borrower’s existing deposit and securities accounts with HSBC Bank USA, N.A. which were disclosed on the Perfection Certificate and which deposit accounts contain an aggregate amount not to exceed, (a) from the Effective Date through and including the first 7 days after the Effective Date, an unlimited amount and (b) during the remainder of the Transition Period, $10,000,000.00. “Permitted HSBC Cash Collateral Accounts” means Borrower’s existing deposit accounts with HSBC Bank USA, N.A. which were established solely to hold cash collateral for Borrower’s fee and reimbursement obligations in connection with the Existing HSBC Letters of Credit and/or obligations under credit cards issued by HSBC Bank USA, N.A. or its affiliates that are permitted by clause (p) of the definition of Permitted Indebtedness. “Permitted Indebtedness” is: (a) Borrower’s Indebtedness to Bank under this Agreement and the other Loan Documents (including, without limitation, obligations in respect of any Bank Services); (b) Indebtedness existing on the Effective Date which is shown on the Perfection Certificate; (c) Subordinated Debt; (d) unsecured Indebtedness to trade creditors incurred in the ordinary course of business; (e) Indebtedness for reimbursement obligations under the Existing HSBC Letters of Credit; (f) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business; (g) Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder; (h) Indebtedness constituting a Permitted Investment; (i) unsecured guarantees of Borrower or any Subsidiary in respect of Indebtedness otherwise expressly permitted hereunder of any Borrower or Guarantor; (j) unsecured Indebtedness of any Person that becomes a Subsidiary of Borrower after the date hereof in a transaction permitted hereunder in an aggregate principal amount not to exceed $1,000,000; provided that such Indebtedness is existing at the time such Person becomes a Subsidiary of the Parent (and was not incurred solely in contemplation of such Person's becoming a Subsidiary of the Parent); (k) unsecured Indebtedness consisting of obligations of Borrower or any of its Subsidiaries incurred in a Permitted Acquisition or any other Investment permitted hereunder or any Disposition permitted hereunder constituting indemnification obligations or obligations in respect of purchase price or consideration (including earnout obligations) or similar adjustments payable in cash in an aggregate amount at any time outstanding not to exceed $1,000,000; (l) unsecured Indebtedness not otherwise permitted by Section 6.4 in an aggregate principal amount not to exceed $5,000,000 at any time outstanding; (m) [reserved]; (n) Indebtedness arising from customary cash management and treasury services, and the honoring of a check, draft or similar instrument against insufficient funds to the extent permitted pursuant to Section 5.7;

45 (o) (i) Subordinated Debt incurred pursuant to the Notes Documents and (ii) Permitted Additional Subordinated Debt; (p) Indebtedness incurred with corporate credit cards in an aggregate amount not to exceed $3,500,000 at any time outstanding; (q) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case, provided in the ordinary course of business; (r) Indebtedness for the payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Indebtedness imposed by ERISA); and (s) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (r) above, provided that the principal amount thereof is not increased (except by an amount equal to a reasonable premium, and fees and expenses reasonably incurred and by an amount equal to any existing commitments unutilized thereunder) or the terms thereof are not modified to impose more burdensome terms (taken as a whole) upon Borrower or its Subsidiary, as the case may be. “Permitted Investments” are: (a) Investments (including, without limitation, Subsidiaries) existing on the Effective Date which are shown on the Perfection Certificate; (b) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower; (c) Investments consisting of deposit accounts (but only to the extent that Borrower is permitted to maintain such accounts pursuant to Section 5.7 of this Agreement) in which Bank has a first priority perfected security interest to the extent required by Section 5.7; (d) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business in an aggregate amount not to exceed $150,000 per fiscal year of Parent, and (ii) loans to employees, officers, directors, partners, managers and members relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee equity purchase plans or similar agreements approved by the Board; (e) Investments (i) by Borrower and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) by Borrower and its Subsidiaries in any Borrower or Secured Guarantor, (iii) by Subsidiaries that are not a Borrower or Guarantor in other Subsidiaries that are not a Borrower or Guarantor, and (iv) so long as no Event of Default has occurred and is continuing or would result from such Investment, and Borrower is in pro forma compliance with the financial covenants in Section 5.8 above both before and after such Investment, additional Investments by Borrower or a Secured Guarantor in wholly-owned Subsidiaries that are not a Borrower or a Secured Guarantor (x) to fund capital requirements of Subsidiaries in an aggregate amount under this clause (x) not to exceed $10,000,000 in any fiscal year, (y) for one time start-up costs associated with any newly created Foreign Subsidiary in an aggregate amount under this clause (y) not to exceed $10,000,000 in any fiscal year and (z) in connection with a Permitted Acquisition in an aggregate amount under this clause (z) not to exceed $10,000,000 in any fiscal year; provided that the aggregate Investments in respect of this clause (f)(iv) shall not at any time exceed $25,000,000 at any time outstanding. (f) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

46 (g) unsecured guarantees constituting Permitted Indebtedness and unsecured guarantees of obligations not constituting Indebtedness in the ordinary course of business that are otherwise permitted under this Agreement; (h) Permitted Acquisitions; (i) intercompany liabilities arising from cash management, tax, and accounting operations and intercompany loans, advances or indebtedness, in each case having a term not exceeding 364 days (inclusive of any rollover or extension of terms) and made in the ordinary course of business; (j) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; (k) Investments of any Person that becomes a Subsidiary after the Effective Date pursuant to a Permitted Acquisition; provided that (x) such Investments exist at the time such Person is acquired and (y) such Investments are not made in anticipation or contemplation of such Person becoming a Subsidiary (l) Investments consisting of the creation of a Subsidiary for the purpose of consummating a (i) merger transaction permitted by Section 6.2 of this Agreement, which is otherwise a Permitted Investment or (ii) a Permitted Acquisition; (m) Investments in connection with the Permitted Tax Restructuring; (n) (i) Investments consisting of Cash Equivalents, and (ii) any Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Bank; (o) other Investments not otherwise permitted by Section 6.7 not to exceed $5,000,000 in the aggregate in any fiscal year of Borrower; provided that no Event of Default has occurred and is continuing or would result from such Investment. “Permitted Liens” are: (a) Liens existing on the Effective Date which are shown on the Perfection Certificate or arising under this Agreement or the other Loan Documents (including, without limitation, Liens arising in connection with, or securing, Bank Services); (b) Liens for taxes, fees, assessments or other government charges or levies, either (i) not yet delinquent (ii) being contested in good faith and for which Borrower maintains adequate reserves on Borrower’s Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code; (c) Liens securing capital leases and purchase money Liens (i) on Equipment acquired or held by Borrower or any Subsidiary incurred for financing the acquisition of the Equipment securing no more than $1,000,000.00 in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and accessions, improvements and the proceeds of the Equipment; (d) Liens in favor of HSBC Bank USA, N.A. on (i) the Permitted HSBC Accounts during the Transition Period and (ii) the Permitted HSBC Cash Collateral Accounts in an amount not to exceed (x) 110% of the aggregate amount available to be drawn under, and related reimbursement obligations in respect of, the Existing HSBC Letters of Credit, subject to any reasonable time periods required by HSBC Bank USA, N.A. to facilitate release of such cash collateral, plus (y) obligations with respect to credit cards issued by HSBC Bank USA, N.A. or its affiliates in an aggregate amount not to exceed $3,500,000.00 that are permitted by clause (p) of the definition of Permitted Indebtedness;

47 (e) Liens of carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business so long as such liens attach only to Inventory, and which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted; provided adequate reserves with respect thereto are maintained on the books of the applicable Person; (f) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA); (g) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, and subject to the requirements of Section 5.7, to the extent applicable, and in each case other than for borrowed money; (h) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person; (i) Liens arising from attachments or judgments, orders or decrees (or appeal or other surety bonds relating to such judgments) in circumstances not constituting an Event of Default under Sections 7.4 and 7.7; (j) customary bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Parent or any of its Subsidiaries, in each case in the ordinary course of business in favor of the bank or banks or financial institutions with which such accounts are maintained, securing solely the customary amounts owing to such bank or financial institution with respect to cash management and account arrangements; provided, that (i) in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness, and (ii) such accounts are permitted to be maintained pursuant to Section 5.7of this Agreement; (k) any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by Borrower or any Subsidiary in the ordinary course of business and covering only the assets so leased, licensed or subleased; (l) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; (m) inchoate or statutory Liens or other possessory Liens and public utility Liens; provided that the same are either in respect of obligations not in default or being contested in good faith by appropriate proceedings; (n) Liens in favor of any landlord on furniture, decor and other kitchenware and household supplies like linens and towels located in any leased properties held out for rent in the ordinary course of business; provided that (i) such Liens are granted in exchange for favorable security deposit terms and (ii) such Liens do not at any time encumber any property other than furniture and decor located in such leased property; (o) [reserved]; (p) Liens securing obligations other than for borrowed money in an aggregate principal amount not to exceed $1,000,000 at any time; (q) Liens granted by the Borrower or any Guarantor under the Notes Documents, so long as such Liens (i) only secure obligations under the Notes Documents to the extent permitted by clause (s) of Permitted Indebtedness, (ii) are subject to the Notes Subordination Agreement and (iii) are subordinated to the Liens securing payment of the Obligations to the extent required by the Notes Subordination Agreement;

48 (r) (i) non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business, and (ii) licenses of Intellectual Property that could not result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States; (s) Liens (i) on furniture, decor and other kitchenware and household supplies acquired or held by Borrower or any Subsidiary incurred for financing the acquisition of such furniture, decor and other kitchenware and household supplies securing no more than $25,000,000.00 in the aggregate amount outstanding, or (ii) existing on such furniture, decor and other kitchenware and household supplies when acquired, if the Lien is confined to the property and accessions, improvements and the proceeds of such furniture, decor and other kitchenware and household supplies; (t) without duplication of Liens permitted by clause (d) of Permitted Liens, Liens on cash collateral securing Indebtedness permitted by clause (p) of the definition of Permitted Indebtedness; and (u) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business; and (v) Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens described in (a) through (v), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien (and any accessions or improvements thereto and any proceeds thereof) and the principal amount of the indebtedness may not increase (except to the extent of any fees, premiums or accrued interest thereon). “Permitted Tax Restructuring” means the steps outlined in that certain ROW Intercompany Settlements (Phase II) presentation delivered to Bank and its counsel on the Effective Date or an alternative tax restructuring that is in form and substance reasonably acceptable to Bank (which acceptance may be confirmed by the Bank via email). “Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency. “Prime Rate” is set forth on Schedule I hereto. “Prime Rate Advance” means an Advance the rate of interest applicable to which is based on upon the Prime Rate. “Quick Assets” is, on any date, Borrower’s, unrestricted and unencumbered (other than Liens in favor of Bank arising under this Agreement) cash and Cash Equivalents, plus net billed accounts receivable aged less than ninety (90) days from the invoice date and investments maintained with Bank, with maturities of fewer than 12 months determined according to GAAP, provided that Quick Assets shall not include any cash held in the Blocked Cash Collateral Account or any other blocked account securing Bank Services. “Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made. “Representatives” is defined in Section 11.8. “Requirement of Law” is as to any Person any material law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer, Chief Accounting Officer, Head of Treasury or Treasurer and Controller of Borrower.

49 “Restricted License” is any material license or other similar agreement (excluding any source code, “shrink wrap” or “click wrap” licenses or other licenses that are generally commercially available) with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license agreement in favor of Bank and which restriction is effective under applicable law, or (b) for which a default under or termination of could interfere with Bank’s right to sell any Collateral. “Revolving Line” is set forth on Schedule I hereto. “Revolving Line Maturity Date” is set forth on Schedule I hereto. “Sanctioned Person” means a Person that: (a) is listed on any Sanctions list maintained by OFAC or any similar Sanctions list maintained by any other Governmental Authority having jurisdiction over Borrower; (b) is located, organized, or resident in any country, territory, or region that is the subject or target of Sanctions; or (c) is 50.0% or more owned or controlled by one (1) or more Persons described in clauses (a) and (b) hereof. “Sanctions” means the economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by the United States government and any of its agencies, including, without limitation, OFAC and the U.S. State Department, or any other Governmental Authority having jurisdiction over Borrower. “SEC” is the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority. “Secured Guarantor” is any Guarantor with respect to which Bank has a first priority security interest (which may be subject to Permitted Liens (without duplication of Permitted Liens granted by Borrower or any other Secured Guarantor)) in all of such Guarantor’s personal property and assets pledged to Bank as collateral. “Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made. “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate. “SOFR Advance” means a Term SOFR Advance. “SOFR Tranche” means the collective reference to SOFR Advances the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Advances shall originally have been made on the same day). “Sonder Canada” means Sonder Canada Inc., a corporation duly amalgamated under the provisions of the Canada Business Corporations Act and subsequently continued and subsisting under the Business Corporations Act (Quebec). “Sonder Exchange” means Sonder Exchange ULC, an unlimited liability company existing under the laws of the Province of British Columbia. “Sonder Hospitality” means Sonder Hospitality USA Inc., a Delaware corporation. “Sonder USA” means Sonder USA Inc., a Delaware corporation.

50 “Subordinated Debt” is indebtedness incurred by Borrower or any of its Subsidiaries subordinated to all of Borrower’s or any of its Subsidiaries’ now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank. “Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock, partnership, membership, or other ownership interest or other equity securities having ordinary voting power (other than stock, partnership, membership, or other ownership interest or other equity securities having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower or Guarantor. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term SOFR” is set forth on Schedule I hereto. “Term SOFR Adjustment” is set forth on Schedule I hereto. “Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Bank in its reasonable discretion). “Term SOFR Advance” means an Advance the rate of interest applicable to which is based on Adjusted Term SOFR. “Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. “Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, the non-cash collateralized portion of all outstanding Letters of Credit and surety bonds that mature within 1 year. Total Liabilities shall not include operating lease obligations of Borrower or its Subsidiaries. “Trademarks” means, with respect to any Person, any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of such Person connected with and symbolized by such trademarks. “Transfer” is defined in Section 6.1. “Transition Period” is the period of time commencing as of the Effective Date, through the earlier to occur of (i) February 19, 2023 or (ii) an Event of Default. “Trigger 1 Event” is defined in Section 5.10(a) “Trigger 2 Event” is defined in Section 5.10(a) “Unused Revolving Line Facility Fee” is defined in Section 1.5(c). “USA Patriot Act” means the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56, signed into law on October 26, 2001), as amended from time to time.

51 “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. [Signature page follows]

Signature Page to Loan and Security Agreement IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date. BORROWER: SONDER HOLDINGS INC., a Delaware corporation By: /s/ David Alan Watt Name: David Alan Watt Title: Treasurer/Head of Treasury SONDER HOLDINGS LLC, a Delaware limited liability company By: /s/ David Alan Watt Name: David Alan Watt Title: Treasurer/Head of Treasury SONDER GROUP HOLDINGS LLC, a Delaware limited liability company By: /s/ David Alan Watt Name: David Alan Watt Title: Treasurer/Head of Treasury SONDER TECHNOLOGY INC., a Delaware corporation By: /s/ David Alan Watt Name: David Alan Watt Title: Treasurer/Head of Treasury

Signature Page to Loan and Security Agreement SONDER HOSPITALITY USA INC., a Delaware corporation By: /s/ David Alan Watt Name: David Alan Watt Title: Treasurer/Head of Treasury SONDER USA INC., a Delaware corporation By: /s/ David Alan Watt Name: David Alan Watt Title: Treasurer/Head of Treasury SONDER HOSPITALITY HOLDINGS LLC, a Delaware limited liability company By: /s/ David Alan Watt Name: David Alan Watt Title: Treasurer/Head of Treasury SONDER PARTNER CO., a Delaware corporation By: /s/ David Alan Watt Name: David Alan Watt Title: Treasurer/Head of Treasury SONDER GUEST SERVICES LLC a Washington limited liability company By: /s/ David Alan Watt Name: David Alan Watt Title: Treasurer/Head of Treasury

Signature Page to Loan and Security Agreement BANK: SILICON VALLEY BANK By: /s/ Jeff Sereno Name: Jeff Sereno Title: Vice President

I-1 SCHEDULE I LSA PROVISIONS LSA Section LSA Provision 1.1(a) – Revolving Line – Availability Amounts borrowed under the Revolving Line may be prepaid or repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein. 1.2(a) – Letter of Credit Sublimit The aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed $60,000,000.00 less the amount of Advances not used for Letters of Credit. 1.4(a)(i) – Interest Payments – Advances Interest on the principal amount of each Advance is payable in arrears monthly (A) on each Payment Date, (B) on the date of any prepayment and (C) on the Revolving Line Maturity Date. 1.4(b)(i) – Interest Rate – Advances The outstanding principal amount of any Advance shall accrue interest at a floating rate per annum equal to the Adjusted Term SOFR plus the SOFR Rate Margin and, which interest, in each case, shall be payable in accordance with Section 1.4(a). 1.4(f) – Interest Computation Interest shall be computed on the basis of the actual number of days elapsed and a 365-day year for any Credit Extension outstanding. 1.5(a) – Revolving Line Commitment Fee A fully earned, non-refundable commitment fee of $240,000.00 on the Effective Date. 8.8 – Borrower Liability Each Borrower hereunder shall be jointly and severally obligated to repay all Credit Extensions made hereunder and any other Obligations related thereto, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions. 12.2 – “Adjusted Term SOFR” “Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than zero percent (0%), then Adjusted Term SOFR shall be deemed to be zero percent (0%). 12.2 – “Borrower” “Borrower” means each of Sonder Holdings Inc., a Delaware corporation, Sonder Holdings LLC, a Delaware limited liability company, Sonder Group Holdings LLC, a Delaware limited liability company, Sonder Technology Inc., a Delaware corporation, Sonder Hospitality USA Inc., a Delaware corporation, Sonder USA Inc., a Delaware

I-2 corporation, Sonder Hospitality Holdings LLC, a Delaware limited liability company, Sonder Partner Co., a Delaware corporation, and Sonder Guest Services LLC, a Washington limited liability company 12.2 – “Effective Date” “Effective Date” is December 21, 2022. 12.2 – “Payment Date” “Payment Date” means the last day of each calendar month. 12.2 – “Prime Rate” “Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero percent (0.0%) per annum, such rate shall be deemed to be zero percent (0.0%) per annum for purposes of this Agreement. 12.2 – “Revolving Line” “Revolving Line” is an aggregate principal amount equal to $60,000,000.00. 12.2 – “Revolving Line Maturity Date” “Revolving Line Maturity Date” is December 21, 2025. 12.2 – “SOFR Rate Margin” “SOFR Rate Margin” is 2.50% 12.2 – “Term SOFR” “Term SOFR” is the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and the Term SOFR Reference Rate has not been replaced as the benchmark rate, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso above) shall ever be less than zero

I-3 percent (0.0%), then Term SOFR shall be deemed to be zero percent (0.0%). 12.2 – “Term SOFR Adjustment” “Term SOFR Adjustment” for any calculation with respect to any SOFR Advance, is 0.15%.

EXHIBIT A COMPLIANCE STATEMENT TO: SILICON VALLEY BANK Date: FROM: Sonder Holdings Inc., a Delaware corporation Sonder Holdings LLC, a Delaware limited liability company Sonder Group Holdings LLC, a Delaware limited liability company Sonder Technology Inc., a Delaware corporation Sonder Hospitality USA Inc., a Delaware corporation Sonder USA Inc., a Delaware corporation Sonder Hospitality Holdings LLC, a Delaware limited liability company Sonder Partner Co., a Delaware corporation Sonder Guest Services LLC, a Washington limited liability company Under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, modified, supplemented and/or restated from time to time, the “Agreement”), Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement. Please indicate compliance status by circling Yes/No under “Complies” column. Reporting Covenants Required Complies Monthly financial statements with Compliance Statement Monthly within 30 days Yes No Annual financial statements (CPA Audited) FYE within 120 days Yes No 10-Q, 10-K and 8-K Within 5 days after filing with SEC Yes No Board approved projections Within 60 days each fiscal year end or upon Board approval, and promptly following any amendments/updates Yes No The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”) ____________________________________________________________________________. Financial Covenant Required Actual Complies Adjusted Quick Ratio ≥ 1.00:1.0 ____:1.0 Yes No Minimum Consolidated Adjusted EBITDA As set forth in Section 5.8(b) $________ _ Yes No Cash Collateralization Required Actual Complies Trigger 1 Event - Adjusted Quick Ratio ≥ 1.40:1.0 ____:1.0 Yes No Trigger 2 Event - Adjusted Quick Ratio ≥ 1.25:1.0 ____:1.0 Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and correct as of the date of this Compliance Statement. The following are the exceptions with respect to the statements above: (If no exceptions exist, state “No exceptions to note.”) ------------------------------------------------------------------------------------------------------------------------- ---------------------- Sonder Holdings, Inc. Sonder Holdings LLC Sonder Group Holdings LLC Sonder Technology Inc. Sonder Hospitality USA Inc. Sonder USA Inc. Sonder Hospitality Holdings LLC Sonder Partner Co. Sonder Guest Services LLC By: Name: Title: BANK USE ONLY Received by: _____________________ AUTHORIZED SIGNER Date: _________________________ Verified: ________________________ AUTHORIZED SIGNER Date: _________________________ Compliance Status: Yes No

Schedule 1 to Compliance Statement Financial Covenants of Borrower In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern. Dated: ____________________ I. Adjusted Quick Ratio (Section 5.8(a)) Required: 1.00:1.00 Actual: ___________:1.0 Actual: A. Aggregate value of Borrower’s unrestricted and unencumbered (other than Liens in favor of Bank arising under this Agreement) cash and Cash Equivalents, plus net billed accounts receivable aged less than ninety (90) days from the invoice date and investments maintained with Bank, with maturities of fewer than 12 months determined according to GAAP, but excluding cash held in the Blocked Cash Collateral Account or any other blocked account securing Bank Services. $ B. Aggregate value of the net billed accounts receivable aged less than ninety (90) days from the invoice date $ C. investments maintained with Bank, with maturities of fewer than 12 months determined according to GAAP $ D. Quick Assets (the sum of lines A through C) $ E. Aggregate value of all obligations and liabilities of Borrower to Bank $ F. Aggregate value of liabilities of Borrower (including Indebtedness and the non- cash collateralized portion of all outstanding Letters of Credit and surety bonds) that matures within one (1) year, but excluding operating lease obligations of Borrower or its Subsidiaries. $ G. Current Liabilities (the sum of lines E and F) $ H. Adjusted Quick Ratio (line D divided by line G) Is line J greater than or equal to 1.00:1:0? No, not in compliance Yes, in compliance

Is line J greater than or equal to 1.40:1:0? No, a Trigger 1 Event has occurred Yes, a Trigger 1 Event has not occurred Is line J greater than or equal to 1.25:1:0? No, a Trigger 2 Event has occurred Yes, a Trigger 2 Event has not occurred

II. Minimum Consolidated Adjusted EBITDA (Section 5.8(b)) Required: Consolidated Adjusted EBITDA to be tested on a trailing 6-month basis as of the last day of each quarter of at least the applicable amount set forth below for the applicable testing period: Six Month Period Ending Minimum Consolidated Adjusted EBITDA December 31, 2022 ($90,000,000.00) March 31, 2023 ($100,000,000.00) June 30, 2023 ($80,000,000.00) September 30, 2023 ($60,000,000.00) December 31, 2023 ($45,000,000.00) March 31, 2024 ($45,000,000.00) June 30, 2024 ($40,000,000.00) September 30, 2024 ($4,000,000.00) December 31, 2024 $6,000,000.00 March 31, 2025 and all times thereafter $10,000,000.00 Actual: ___________ A. Net Income (in accordance with GAAP) $ B. depreciation $ C. non-cash stock-based compensation and related payroll tax expense $ D. rent payments to landlord adjusted in accordance with GAAP $ E. consolidated tax expense $ F. amortization of intangibles $ G. other non-cash charges, non-cash expenses or non-cash losses $ H. foreign currency translation expenses $ I. transaction costs associated with the Loan Documents $

J. transaction costs associated with actual, proposed or contemplated issuance of equity $ K. ordinary and customary allowances for furniture, fixtures and equipment $ L. cash receipts $ M. Sum of lines A through L $ N. interest income $ O. extraordinary income or gains adjusted in accordance with GAAP $ P. other non-cash income other than accrual of revenue in the ordinary course of business $ Q. capital expenditures $ R. Sum of lines N through Q $ S. Consolidated Adjusted EBITDA (line M minus line R) $ Is line R greater than or equal to $___________? No, not in compliance Yes, in compliance

EXHIBIT B-1 FORM OF NOTICE OF BORROWING SONDER HOLDINGS INC. SONDER HOLDINGS LLC SONDER GROUP HOLDINGS LLC SONDER TECHNOLOGY INC. SONDER HOSPITALITY USA INC. SONDER USA INC. SONDER HOSPITALITY HOLDINGS LLC SONDER PARTNER CO. SONDER GUEST SERVICES LLC Date: ______________ To: Silicon Valley Bank 3003 Tasman Drive Santa Clara, CA 95054 Attention: [_____] Email: [_____] [also include email address of SVB account officer for Borrower] RE: Loan and Security Agreement dated as of ________ ___, 2022 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and between ________________ (individually and collectively, “Borrower”) and Silicon Valley Bank (the “Bank”) Ladies and Gentlemen: The undersigned refers to the Loan Agreement, the terms defined therein and used herein as so defined, and hereby gives you notice irrevocably, pursuant to Section 1.13 of the Loan Agreement, of the borrowing of an Advance. 1. The Funding Date, which shall be a Business Day, of the requested Advance is _______________. 2. The aggregate amount of the requested Advance is $_____________. 3. The Advance shall be a [Term SOFR Advance]. 4. The requested Advance shall consist of $______ of [Term SOFR Advances]. 5. [The duration of the Interest Period for the Term SOFR Advances bearing interest at Adjusted Term SOFR included in the requested Advance shall be __________ months.]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Advance before and after giving effect thereto, and to the application of the proceeds therefrom, as applicable: (a) all representations and warranties of Borrower contained in the Loan Agreement are true, accurate and complete in all material respects as of the date hereof; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects or all respects, as applicable, as of such date; (b) no Event of Default has occurred and is continuing, or would result from such proposed Advance; and (c) immediately prior to making such Advance, the Availability Amount is greater than or equal to the amount of such requested Advance. BORROWER [INSERT NAME] By: Name: Title: [For internal Bank use only SOFR Pricing Date Term SOFR Reference Rate SOFR Variance Maturity Date ____% ]

EXHIBIT B-2 FORM OF NOTICE OF CONVERSION/CONTINUATION SONDER HOLDINGS, INC. SONDER HOLDINGS LLC SONDER GROUP HOLDINGS LLC SONDER TECHNOLOGY INC. SONDER HOSPITALITY USA INC. SONDER USA INC. SONDER HOSPITALITY HOLDINGS LLC SONDER PARTNER CO. SONDER GUEST SERVICES LLC Date: To: Silicon Valley Bank 3003 Tasman Drive Santa Clara, CA 95054 Attention: [__] Email: [___] [also include email address of SVB account officer for Borrower] RE: Loan and Security Agreement dated as of ________ ___, 2022 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and between ________________ (individually and collectively, “Borrower”) and Silicon Valley Bank (the “Bank”) Ladies and Gentlemen: The undersigned refers to the Loan Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section [2.4] [2.5] [2.6] of the Loan Agreement, of the [conversion] [continuation] of the Advance specified herein, that: 1. The date of the [conversion] [continuation] is , 20___. 2. The aggregate amount of the proposed Advances to be [converted] is $ or [continued] is $ . 3. The Advances are to be [converted into] [continued as] [Term SOFR] [Prime Rate] Advances.

4. [The duration of the Interest Period for the Advances that are Term SOFR Advances included in the [conversion] [continuation] shall be months.] The undersigned, on behalf of Borrower, hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed [conversion] [continuation], before and after giving effect thereto and to the application of the proceeds therefrom: (a) all representations and warranties of Borrower stated in the Loan Agreement are true, accurate and complete in all material respects as of the date hereof; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects or all respects, as applicable, as of such date; and (b) no Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation]. BORROWER [INSERT NAME] By: Name: Title: [For internal Bank use only SOFR Pricing Date Term SOFR Reference Rate SOFR Variance Maturity Date ____%